SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-2.

                                  C. R. BARD, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-12.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

<PG$PCN>

                                                                     [BARD LOGO]

C. R. BARD, INC.
730 CENTRAL AVENUE
MURRAY HILL, NEW JERSEY 07974

March 12, 1999

Dear Shareholder:

     Your Board of Directors joins me in extending an invitation to attend the 1999 Annual Meeting of Shareholders which will be held on Wednesday, April 21, 1999 at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey. The meeting will start promptly at 10:00 a.m.

     We sincerely hope you will be able to attend and participate in the meeting. We will report on the Company's progress and respond to questions you may have about the Company's business. There will also be important items to be acted upon by shareholders.

     Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. This year, shareholders of record can vote their shares by telephone. Instructions for using this new and convenient service are set forth on the enclosed proxy card. You may also mark your vote on the enclosed proxy card, sign and date it and mail it in the envelope provided.

                                         Sincerely,

                                         /s/ William H. Longfield

                                         WILLIAM H. LONGFIELD
                                         Chairman and
                                         Chief Executive Officer

<PG$PCN>

                                C. R. BARD, INC.
                             ---------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 APRIL 21, 1999

                             ---------------------

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of C. R. Bard, Inc. will be held on Wednesday, April 21, 1999 at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, at 10:00 a.m. for the following purposes:

     1. To elect three Class III directors for a term of three years and one Class II director for a term of two years;

     2. To approve an amendment to, and reapprove certain provisions of, the 1993 Long Term Incentive Plan of C. R. Bard, Inc.;

     3.  To reapprove certain provisions of the 1994 Executive Bonus Plan of C.
         R. Bard, Inc.;

     4. To ratify the appointment of Arthur Andersen LLP as independent public accountants for the year 1999; and

     5. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record at the close of business on March 1, 1999 are entitled to notice of and to vote at the meeting.

     A copy of the Annual Report of C. R. Bard, Inc. for 1998 is enclosed with this Notice, the attached Proxy Statement and the accompanying proxy card.

     All shareholders are urged to attend the meeting in person or by proxy. Shareholders who do not expect to attend the meeting are requested to vote either: (i) by phone as directed on the enclosed proxy card; or (ii) by completing, signing and dating the enclosed proxy card and returning it promptly in the self-addressed envelope provided.

                                          By order of the Board of Directors

                                          NADIA C. ADLER
                                          Secretary

March 12, 1999

                      NO MATTER HOW MANY SHARES YOU OWNED
                  ON THE RECORD DATE, YOUR VOTE IS IMPORTANT.

     PLEASE INDICATE YOUR VOTING INSTRUCTIONS EITHER (I) BY PHONE AS
DIRECTED ON
THE ENCLOSED PROXY CARD; OR (II) ON THE ENCLOSED PROXY CARD BY
SIGNING, DATING
AND RETURNING IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR
YOUR
CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES. IN
ORDER TO
AVOID THE ADDITIONAL EXPENSE TO THE COMPANY OF FURTHER
SOLICITATION, WE ASK YOUR
COOPERATION IN PHONING IN YOUR VOTE OR MAILING YOUR PROXY CARD
PROMPTLY.

<PG$PCN>

                                C. R. BARD, INC.
                               730 CENTRAL AVENUE
                         MURRAY HILL, NEW JERSEY 07974

                             ---------------------

                                PROXY STATEMENT
                             ---------------------

GENERAL

     The accompanying proxy is solicited on behalf of the Board of Directors of
C. R. Bard, Inc. (the "Company") for use at the Annual Meeting of Shareholders referred to in the foregoing notice and at any adjournment thereof. It is expected that this Proxy Statement and the accompanying proxy will be mailed commencing March 12, 1999 to each shareholder entitled to vote.

     Shares represented by proxies, if such proxies are properly given and not revoked, will be voted in accordance with the specifications given thereby or, if no specifications are given, will be voted FOR the election as directors of all nominees named herein, FOR Proposal Nos. 2, 3 and 4 and in accordance with the discretion of the named attorneys and proxies on any other business. Any proxy may be revoked at any time before it is exercised by notice in writing delivered to the Secretary of the Company.

     Under New Jersey law and the Company's By-Laws, the presence in person or by proxy of the holders of a majority of the shares of Common Stock issued and outstanding and entitled to vote at the Annual Meeting of Shareholders constitutes a quorum. Directors are elected by a plurality of the votes cast at the Annual Meeting of Shareholders. The approval of Proposal No. 2 requires the affirmative vote of a majority of the votes cast on the proposal, provided that a majority of the outstanding shares of Common Stock vote on the proposal. The approval of Proposal Nos. 3 and 4 requires the affirmative vote of a majority of the votes cast on the proposal.

     Votes cast at the Annual Meeting of Shareholders will be tabulated by the Company's transfer agent. Votes withheld for the election of directors have no impact on the election of directors. Abstentions and broker non-votes will have no effect on Proposal Nos. 2, 3 and 4; however, in the case of Proposal No. 2, abstentions and broker non-votes will not be counted as votes cast for purposes of determining whether a majority of the outstanding shares of Common Stock voted on the proposal.

     On March 1, 1999, the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting of Shareholders, the outstanding voting securities of the Company consisted of 51,707,003 shares of Common Stock. Each share is entitled to one vote.

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     There are currently ten members of the Board of Directors, divided into three classes. Class I consists of three directors whose terms expire in 2000. Class II consists of four directors whose terms expire in 2001. Class III consists of three directors whose terms expire in 1999. Upon election by shareholders, directors serve for a three-year term and until their successors are elected and qualified.

     Four directors are to be elected at the Annual Meeting of Shareholders. Three current members of the Board of Directors constituting Class III directors are nominated for re-election. One current member of the Board of Directors, who is designated as a nominee for election as a Class II director, is also nominated to be elected.

     Votes pursuant to the accompanying proxy will be cast, unless otherwise indicated on the proxy, for the election of the four nominees named below. In the event that any such nominee shall be unable to serve as a director, it is intended that the proxy solicited hereby will be voted for such other person or persons as may be nominated by the Board of Directors. Management has no reason to believe that any nominee will be unable to serve.

<PG$PCN>

     Set forth below are the names, principal occupations and ages of the four nominees for election as directors and the other current directors, as well as certain information relating to other positions held by them with the Company and other companies. Except as otherwise indicated, the information set forth below as to principal occupation is for at least the last five years. There are no family relationships among directors and nominees.

                NOMINEES FOR RE-ELECTION AS CLASS III DIRECTORS

 T. Kevin Dunnigan     T. KEVIN DUNNIGAN
                       Chairman of Thomas & Betts Corporation
                       (electrical/electronic components, connectors and
                       accessories) since 1997; Chairman and Chief Executive
                       Officer from 1992 to 1997; Chief Executive Officer 1985 to
                       1992; President from 1980 to 1994; age 61. Mr. Dunnigan has been a director since 1994 and is a member of the Executive
                       Committee, Audit Committee and Governance Committee. He is
                       also a director of Elsag Bailey Process Automation N.V.

     Regina E.         REGINA E. HERZLINGER
    Herzlinger
                       Nancy R. McPherson Professor of Business Administration,
                       Harvard Business School since 1971; age 55. Professor
                       Herzlinger has been a director since 1991 and is a member of the Audit Committee, Finance Committee and Regulatory
                       Compliance Committee. She is also a director of Deere &
                       Company, Cardinal Health Inc., Schering-Plough Corporation
                       and Total Renal Care, Inc.

    William H.         WILLIAM H. LONGFIELD
     Longfield
                       Chairman, President and Chief Executive Officer since
                       September 1995, having been President and Chief Executive
                       Officer since June 1994 and President and Chief Operating
                       Officer from September 1991 to June 1994; age 60. Mr.
                       Longfield has been a director since 1990 and is a member of the Executive Committee and Governance Committee. He is also a director of HCR Manor Care, Inc., West Pharmaceutical
                       Services, Inc. and Horizon Health Corporation.

                  NOMINEE FOR ELECTION AS A CLASS II DIRECTOR

  Anthony Welters      ANTHONY WELTERS
                       Chairman and Chief Executive Officer of AmeriChoice
                       Corporation (managed health care services holding company)
                       and its predecessor companies since 1989; age 44. Mr.
                       Welters is a recipient of the prestigious Horatio Alger
                       award and now serves as a director of the Horatio Alger
                       Association. Mr. Welters was elected a director in 1999 and is a member of the Finance Committee and Regulatory
                       Compliance Committee. He is also a director of West
                       Pharmaceutical Services, Inc. and serves as Vice Chairman of the Board of Trustees for the Morehouse School of Medicine
                       in Atlanta.

                                        2

<PG$PCN>

                         OTHER DIRECTORS OF THE COMPANY

                               CLASS I DIRECTORS
                              (TERMS EXPIRE 2000)

[Marc C. Breslawsky    MARC C. BRESLAWSKY
       photo]          President and Chief Operating Officer of Pitney Bowes Inc.
                       (systems to manage the exchange and distribution of
                       information and packages) since May 1996, having been Vice
                       Chairman since October 1994 and President of Pitney Bowes
                       Office Systems from 1990 to 1994; age 56. Mr. Breslawsky has been a director since 1996 and is a member of the Audit
                       Committee, Finance Committee and Regulatory Compliance
                       Committee. He is also a director of Pitney Bowes Inc., The
                       United Illuminating Company and Pitney Bowes Credit Corp.

[William T. Butler,    WILLIAM T. BUTLER, M.D.
       M.D. photo]
                       Chancellor of Baylor College of Medicine since January 1996, having been President and Chief Executive Officer since
                       1979; and Chairman of Lyondell Chemical Company since June
                       1997; age 66. Dr. Butler has been a director since 1988 and is a member of the Compensation Committee, Regulatory
                       Compliance Committee and Governance Committee. He is a
                       member of the Institute of Medicine of the National Academy of Sciences. He is also a director of Browning-Ferris
                       Industries Inc. and Lyondell Chemical Company.

                               CLASS II DIRECTORS

                             (TERMS EXPIRE IN 2001)

 [Robert P. Luciano    ROBERT P. LUCIANO
       photo]          Retired Chairman and former Chief Executive Officer of
                       Schering-Plough Corporation (pharmaceuticals and consumer
                       products) having been Chairman and Chief Executive Officer from January 1986 to December 1995 and Chairman from January
                       1996 to November 1998; age 65. Mr. Luciano has been a
                       director since 1981 and is a member of the Executive
                       Committee, Compensation Committee and Governance Committee.
                       He is also a director of AlliedSignal Inc., Merrill Lynch &
                       Co., Inc. and Schering-Plough Corporation.

   [Tony L. White      TONY L. WHITE
       photo]          Chairman, President and Chief Executive Officer of The
                       Perkin-Elmer Corporation (life science systems and
                       analytical instruments) since September 1995, having been
                       Executive Vice President, Baxter International Inc. from
                       November 1993 to September 1995 and Executive Vice
                       President, Global Business, Baxter International Inc. from
                       March 1992 to November 1993; age 52. Mr. White has been a
                       director since 1996 and is a member of the Audit Committee,
                       Compensation Committee and Regulatory Compliance Committee.
                       He is also a director of Ingersoll-Rand Company.

                                        3

<PG$PCN>

                               RETIRING DIRECTORS

     The Company wishes to acknowledge with gratitude the many years of service by Joseph F. Abely, Jr. and Daniel A. Cronin, Jr., who will retire from the Board of Directors as of the 1999 Annual Meeting, and William C. Bopp, who retired from the Board of Directors as of December 31, 1998 concurrently with his retirement from his position as the Company's Executive Vice President and Chief Financial Officer.

 [Joseph F. Abely,     JOSEPH F. ABELY, JR.
        Jr.
       photo]          Retired Chairman and Chief Executive Officer of Sea-Land
                       Corporation (international intermodal freight transportation and related trade services) since 1987, having been prior
                       thereto, Vice Chairman of the Board and a director of RJR
                       Nabisco, Inc. (international consumer products); age 70. Mr.
                       Abely has been a director since 1985 and is a member of the
                       Compensation Committee, Finance Committee and Regulatory
                       Compliance Committee. He is also a director of The
                       Perkin-Elmer Corporation.

  [William C. Bopp     WILLIAM C. BOPP
       photo]          Executive Vice President and Chief Financial Officer from
                       October 1995 to December 31, 1998, having been Senior Vice
                       President and Chief Financial Officer since 1992. Mr. Bopp had been a director since 1995.

 [Daniel A. Cronin     DANIEL A. CRONIN, JR.
       photo]          President, Northbridge Management Company (investment
                       management); age 70. Mr. Cronin had been a director from
                       1968 to 1976 when he resigned to join the staff of the
                       United States Secretary of Commerce, a position he held
                       until 1977. He was re-elected a director in 1979 and is a
                       member of the Audit Committee, Finance Committee and
                       Executive Committee.

                                        4

<PG$PCN>

SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The table below indicates all persons who, to the knowledge of management, beneficially owned more than 5% of the Company's outstanding Common Stock as of March 1, 1999:

                                                               NUMBER OF SHARES
                                                               OF COMMON STOCK      PERCENT
NAME AND ADDRESS OF BENEFICIAL OWNER                          BENEFICIALLY
OWNED    OF CLASS
------------------------------------                          ------------------    --------
Edward C. Johnson 3d,(1)....................................     7,278,532(2)        13.58
  Abigail P. Johnson and FMR Corp.
  82 Devonshire Street Boston, Massachusetts 02109
Wellington Management Company, LLP(3).......................     3,468,000(4)         6.47
  75 State Street
  Boston, Massachusetts 02109
Vanguard Specialized Portfolios, Inc.(5)....................     3,373,100(6)         6.29
  Health Care Portfolio
  Post Office Box 2600
  Valley Forge, Pennsylvania 19482

---------------
(1) Based upon a Schedule 13G, dated February 1, 1999.

(2) Represents beneficial ownership as follows:
    Sole Voting Power
    Edward C. Johnson 3d -- 326,702 shares
    Abigail P. Johnson -- 0 shares
    FMR Corp. -- 359,802 shares

    Shared Voting Power
    None

    Sole Dispositive Power
    Edward C. Johnson 3d -- 7,278,532
    Abigail P. Johnson -- 7,278,532
    FMR Corp. -- 7,278,532

    Shared Dispositive Power
    None

    Mr. Johnson is the Chairman of FMR Corp. and owns 12% of the outstanding voting stock of FMR Corp. Ms. Johnson is a director of FMR Corp. and owns 24.5% of the outstanding voting stock of FMR Corp. Of the shares shown, (i) 6,940,430 shares were beneficially owned by FMR Corp.'s wholly owned subsidiary, Fidelity Management & Research Company, as a result of it acting as an investment adviser or sub-adviser to various investment companies (including Fidelity Growth & Income Fund, which owned 4,246,200 of such shares (or 7.92% of the class)), (ii) 326,702 shares were beneficially owned by FMR Corp.'s wholly owned subsidiary, Fidelity Management Trust Company, as a result of it serving as investment manager to institutional accounts, and (iii) 11,400 shares were beneficially owned by Fidelity International Limited ("FIL"). Mr. Johnson and members of the Johnson family form a controlling group with respect to FMR Corp. Approximately 40% of the voting stock of FIL is owned by a partnership controlled by Mr. Johnson and members of his family. Mr. Johnson serves as Chairman of FMR Corp. and FIL. As a result of such common ownership and control, FMR Corp., Mr. Johnson and Ms. Johnson may be deemed to beneficially own the shares beneficially owned by FIL.

(3) Based upon a Schedule 13G, dated December 31, 1998.

(4) Denotes shared voting power with respect to 90,500 of such shares, shared dispositive power with respect to all of such shares and sole voting power and sole dispositive power with respect to none of such shares.

(5) Based upon a Schedule 13G, dated February 10, 1999.

(6) Denotes sole voting power and shared dispositive power with respect to all such shares and shared voting power and sole dispositive power with respect to none of such shares.

                                        5

<PG$PCN>

SECURITIES OWNERSHIP OF MANAGEMENT

     The table below contains information as of March 1, 1999 with respect to the beneficial ownership of Common Stock of the Company by each director of the Company and the Company's Chief Executive Officer and four other most highly compensated executive officers (collectively, the "Named Executive Officers") and all directors and executive officers as a group (including the Named Executive Officers). At that date, no director or executive officer owned more than 1% of the outstanding Common Stock and all directors and executive officers as a group (24 people) owned beneficially 1.1% of the outstanding Common Stock. Unless otherwise noted in the footnotes following the table, the persons as to whom the information is given had sole voting and investment power over the shares of Common Stock shown as beneficially owned.

                                                                   SHARES OF COMMON STOCK
                                                                     BENEFICIALLY OWNED
                                                              ---------------------------------
                                                                                    RIGHT TO
                                                                                 ACQUIRE WITHIN
                                                                HELD AS OF         60 DAYS OF
                                                                 MARCH 1,        MARCH 1, 1999
NAME                                                              1999(1)        UNDER OPTIONS
----                                                            ----------       --------------
Joseph F. Abely, Jr.........................................        6,506             3,400
Marc C. Breslawsky..........................................        7,705             1,000
William T. Butler, M.D. ....................................        8,806             3,400
Daniel A. Cronin, Jr........................................       14,906             1,000
T. Kevin Dunnigan...........................................       13,647             1,600
Regina E. Herzlinger........................................       12,990             3,400
Guy J. Jordan...............................................       37,145            35,740
William H. Longfield........................................      206,370           392,236
Robert P. Luciano...........................................       31,021             3,400
Timothy M. Ring.............................................       40,935            66,027
William T. Tumber...........................................       26,027            44,480
John H. Weiland.............................................       39,359            36,269
Anthony Welters.............................................          300           -0-
Tony L. White...............................................        7,704             1,000
All Directors and Executive Officers as a group (24
  people)...................................................      561,975           802,570

---------------
(1) Includes phantom stock shares credited to the accounts of non-employee directors under the Deferred Compensation Agreement for Non-Employee Directors, as follows: Marc C. Breslawsky, 3,508; T. Kevin Dunnigan, 5,436; Regina E. Herzlinger, 8,596; Tony L. White, 3,492. See "Compensation of Outside Directors -- Fees and Deferred Compensation." Includes share equivalent units credited to the accounts of non-employee directors under the Stock Equivalent Plan for Outside Directors, as follows: Joseph F. Abely, Jr., 2,189; Marc C. Breslawsky, 3,597; William T. Butler, M.D., 2,189; Daniel A. Cronin, Jr., 2,189; T. Kevin Dunnigan, 6,411; Regina E. Herzlinger, 2,189; Robert P. Luciano, 24,704; Tony L. White, 3,597. See "Compensation of Outside Directors -- Stock Equivalent Plan for Outside Directors."

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the federal securities laws, the Company's directors, officers and ten percent shareholders are required to report to the Securities and Exchange Commission and the New York Stock Exchange, by specific dates, transactions and holdings in the Company's Common Stock. Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no annual corrective filings were required for those persons, the Company believes that during fiscal year 1998 all these filing requirements were timely satisfied.

BOARD MEETINGS AND COMMITTEES

     Seven regular meetings of the Board of Directors were held during 1998. The average attendance of all directors at the seven Board meetings was 99%. The average attendance of all directors at all meetings of the

                                        6

<PG$PCN>

Board and Committees of the Board during 1998 was 97%. During this period each director attended 85% or more of all meetings of the Board of Directors and of the Committees on which they served.

     The Board of Directors has several standing committees, including, among others, an Audit Committee, a Compensation Committee and a Governance Committee.

     The Audit Committee, currently composed of directors Breslawsky, Cronin, Dunnigan, Herzlinger and White, met three times during 1998. The principal functions of the Audit Committee are to (i) make recommendations to the full Board of Directors concerning the appointment of independent public accountants;
(ii) review the scope of the audit and related fees; (iii) review the Company's accounting principles, policies and reporting practices with the independent public accountants, internal auditors and management; (iv) discuss with the independent public accountants the results of their audit and determine what action, if any, is required with respect to the Company's internal control structure; (v) meet separately with each of the independent public accountants and the internal auditors and (vi) consider other audit and nonaudit matters from time to time as requested by the full Board of Directors.

     The Compensation Committee, currently composed of directors Abely, Butler, Luciano and White, met four times during 1998. The principal functions of the Compensation Committee are to review and report to the Board of Directors on all matters involving compensation of employees and management and to administer the Company's 1994 Executive Bonus Plan, 1993 Long Term Incentive Plan, as amended and restated, and Management Stock Purchase Plan.

     The Governance Committee, currently composed of directors Butler, Dunnigan, Longfield and Luciano, met two times during 1998. The principal functions of the Governance Committee are to advise and make recommendations to the Board of Directors on all matters concerning Board procedures and directorship practices. The Committee also reviews and makes recommendations to the Board of Directors concerning the qualifications and selection of candidates as nominees for election as directors and will consider nominees recommended by shareholders. Such recommendations should be submitted to the Secretary of the Company. In addition, the Governance Committee administers the Company's Stock Equivalent Plan for Outside Directors and the Company's 1988 Directors Stock Award Plan, as amended and restated.

EXECUTIVE COMPENSATION

  COMPENSATION COMMITTEE REPORT

     The Company's executive compensation program is designed to create a link between pay and performance. Performance is the critical factor in all compensation decisions. The Company relies on established compensation consultants to analyze and evaluate the total compensation paid to executives against that of competitive companies. The components of total compensation are base salary, annual cash bonus incentives and long-term incentives. The Compensation Committee believes that a strong link between pay and performance will enhance the Company's ability to attract, motivate and retain key employees.

  Stock Ownership Program

     To further align the interests of management and shareholders, in 1998 the Compensation Committee established formal stock ownership guidelines for the Named Executive Officers and others holding senior executive positions at the corporate and divisional levels. The targets are expressed in terms of the value of the Company's Common Stock held by the executive as a multiple of that executive's base salary.

     Under the guidelines of this program, the Chief Executive Officer is required to own a multiple of five times base salary, the Chief Financial Officer and Group Presidents three times base salary and other executives one to two times base salary. Ownership levels must be achieved by July 15, 2002. Beginning with bonuses earned in 1998, executives subject to the stock ownership guidelines were required to contribute a minimum of 25% of their bonuses to purchase Common Stock of the Company under the Company's Management Stock Purchase Plan (the "MSPP") and will be required to continue to do so annually until such time as the executive has reached the applicable ownership guidelines. After the executive has reached the applicable ownership guidelines, contribution to the MSPP is voluntary. Messrs. Longfield, Ring, Weiland

                                        7

<PG$PCN>

and Jordan contributed 100%, 29%, 100% and 25%, respectively, of their 1998 bonuses to purchase Common Stock of the Company under the MSPP. Executives newly hired who are subject to ownership guidelines will have five years to meet the applicable guidelines. See "Certain Compensation Arrangements."

     While the Named Executive Officers and other executives in this program have been given five years in which to comply with this program, the Committee will monitor participation and expects that incremental progress will be made each year by each executive during the phase-in period.

  Base Salaries

     Base salaries are determined by evaluating the responsibility of the executive and by reference to the competitive marketplace for executive talent. In order to attract and retain high caliber executives, base salaries are targeted slightly above average but below the high end compared with the Company's competition for executive talent. The Company believes that its competition for executive talent comes from a selected group of companies in the same industry as, and with sales and products similar to those of, the Company. This selected group of companies is larger than and does not contain all the companies in the peer group which makes up the S&P Medical Products and Supplies Index in the Comparison of Five Year Cumulative Total Returns below, as the Company believes that reference to the S&P Medical Products and Supplies Index provides the most meaningful comparison for shareholder returns, while the larger, selected group of companies is more representative of the Company's competition for executive talent.

     In determining base salary increases as well as total compensation, the Compensation Committee takes into account corporate and individual performance and the salary levels prevailing at the selected group of companies described above. Increases in base salaries are influenced by the performance of the Company and the individual as compared with established goals and objectives. Goals and objectives vary by individual and include the attainment of targeted levels of sales, net profits, earnings per share and return on shareholders' investment, as well as individual goals consisting of the attainment of strategic and operational initiatives (i.e., expansion of globalization, acquisitions/divestitures). For purposes of base salary increases, no particular weight is assigned to any goal.

     In determining the base salary of Mr. Longfield, the Compensation Committee weighed corporate and individual performance more heavily than analysis of competitive salary data.

     The Compensation Committee considers the recommendation of Mr. Longfield in approving the base salaries of all executives whose base salaries exceed $150,000 annually, including the Named Executive Officers. Goals and objectives for these individuals are based on the targeted levels described above for the Divisions or corporate staff functions for which they are responsible and on individual strategic and operational initiatives. Performance is weighed more heavily than competitive salary data.

     Each year, the Compensation Committee establishes a merit fund which is used to increase base salaries for professional and managerial employees. The amount of the merit fund is determined on the basis of an analysis of several industry specific and general, non-industry specific surveys which are conducted on an annual basis by consulting companies and trade associations. Individuals receive a salary increase paid out of the merit fund based on a formula which is designed to reward superior individual performance.

  Bonus Plans

     Awards under the Company's bonus plans are determined on the basis of the degree to which corporate and, in certain cases, group financial and individual, non-financial goals are attained.

     Actual incentive compensation awards may be either more or less than targeted amounts depending on actual results compared with corporate and group and individual performance measures. Thus, the Company's incentive plans create a direct link between pay and performance.

     At the beginning of each year, the Board of Directors, for corporate planning purposes and in consultation with the management of the Company, approves certain financial targets for the Company, including an earnings per share target. The earnings per share target then becomes the critical financial indicator used by

                                        8

<PG$PCN>

the Compensation Committee in determining awards under the Company's bonus plans for Mr. Longfield and the other executive officers, other than Group Presidents whose bonuses are determined as described below. All bonuses are based on operational results exclusive of certain items of an unusual and/or non-recurring nature.

     Certain executive officers of the Company, including the Named Executive Officers, receive their bonuses under the Company's 1994 Executive Bonus Plan. Bonuses under this plan for 1998 were determined by reference to the degree to which the Company's earnings per share target for 1998 was achieved and, with respect to Group Presidents, including Messrs. Ring, Weiland and Jordan, with equal weight by reference to the degree to which the net income target established for their respective groups was achieved. In 1998, the Company's earnings per share target was achieved and the net income targets for the groups of Messrs. Ring, Weiland and Jordan were achieved.

     Bonuses for the Company's other executive officers for 1998 were determined by reference to the degree to which the Company's earnings per share target for 1998 was achieved. In 1998, the Company's earnings per share target was achieved.

  Restricted Stock Awards

     Under the Company's 1993 Long Term Incentive Plan, as amended and restated, in 1998 the Compensation Committee granted restricted stock to selected executive officers. In 1998, no grants of restricted stock were made to the Named Executive Officers. Restricted stock vests in accordance with a schedule specified by the Compensation Committee.

     Certain grants of restricted stock ("Performance Shares") made in 1997, including all grants of restricted stock made to the Named Executive Officers, vest based upon appreciation in the price of the Company's Common Stock. With respect to such grants, 50% of the Performance Shares became eligible for vesting on November 20, 1998 when the price of the Company's Common Stock reached $42.00 per share and the average of the closing prices of the Company's Common Stock during the following 30 day period remained at least $42.00 per share, and the remaining 50% of the Performance Shares became eligible for vesting on February 4, 1999 when the price of the Company's Common Stock reached $48.00 per share and the average of the closing prices of the Company's Common Stock during the following 30 day period remained at least $48.00 per share. Performance Shares generally vest five years after becoming eligible for vesting.

     Restricted stock is combined with other long-term incentives to target total compensation for long-term incentives at slightly above the average but below the high end of the selected group of companies described above. The formula for determining the number of shares of restricted stock other than Performance Shares granted to each individual is weighted for attainment of goals and objectives. Executive officers may receive more or less than the targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under "Bonus Plans." The number of Performance Shares granted to each individual is determined by the Compensation Committee.

  Stock Options

     Under the Company's 1993 Long Term Incentive Plan, as amended and restated, in 1998 the Compensation Committee granted stock options to selected executive officers, including the Named Executive Officers. The Compensation Committee granted limited stock appreciation rights, which may only be exercised in the event of a change of control of the Company, in tandem with all stock options granted to executive officers. Stock options vest in accordance with a schedule specified by the Compensation Committee.

     All Grants of stock options ("Performance Options") made in 1998 become exercisable based, in part, upon appreciation in the price of the Company's Common Stock. With respect to such grants, the Performance Options were to become exercisable on the earliest of (i) when, prior to the second anniversary of the Grant Date, the closing price of Common Stock is at least $48.00 and the average of the closing price of Common Stock during the following 30 consecutive day period is at least $48.00; (ii) when, prior to the third

                                        9

<PG$PCN>

anniversary of the Grant Date, the closing price is at least $50.00 and the average of the closing price during the following 30 consecutive day period is at least $50.00; (iii) when, prior to the fourth anniversary of the Grant Date, the closing price is at least $52.00 and the average of the closing price during the following 30 consecutive day period is at least $52.00; or (iv) the seventh anniversary of the Grant Date. All Performance Options granted in 1998 became exercisable on February 4, 1999.

     Stock options are combined with other long-term incentives to target total compensation for long-term incentives at slightly above the average but below the high end of the selected group of companies described above. In determining the number of options granted to each individual, including Performance Options, the Compensation Committee uses a formula weighted for attainment of goals and objectives. Executive Officers may receive more or less than targeted amounts depending on actual results compared with corporate and, in certain cases, group and individual performance measures as described under "Bonus Plans." The number of Performance Options granted to each individual is determined by the Compensation Committee.

     The Company uses the Black-Scholes method to determine the potential value of stock options.

  Compliance with Internal Revenue Code Section 162(m)

     Section 162(m) of the Internal Revenue Code of 1986, enacted in 1993, generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers for 1994 and thereafter. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The Company's 1994 Executive Bonus Plan and 1993 Long Term Incentive Plan, as amended and restated, have been structured such that annual incentive bonuses and long-term equity-based compensation paid thereunder for the Company's most senior executives should constitute qualifying performance-based compensation under Section 162(m). The Company's shareholders have approved both such plans. However, the Compensation Committee recognizes that unanticipated future events, such as a change of control of the Company or a change in executive personnel, could result in a disallowance of compensation deduction under Section 162(m). Moreover, the Compensation Committee may from time to time award compensation that is non-deductible under Section 162(m) when in the exercise of the Compensation Committee's business judgment such award would be in the best interest of the Company. The Compensation Committee believes that all compensation reported in the Summary Compensation Table below for 1998 should be deductible under the Internal Revenue Code.

                                          THE COMPENSATION COMMITTEE
                                          Robert P. Luciano, Chairman
                                          Joseph F. Abely, Jr.
                                          William T. Butler, M.D.
                                          Tony L. White

                                       10

<PG$PCN>

SUMMARY COMPENSATION TABLE

     The table below sets forth information concerning compensation earned by the Named Executive Officers during the last three fiscal years.

                                                                               LONG TERM COMPENSATION
                                                                          ---------------------------------
                                             ANNUAL COMPENSATION                  AWARDS
PAYOUTS
                                       --------------------------------   -----------------------   -------
                                                              OTHER       RESTRICTED   SECURITIES
                                                              ANNUAL        STOCK      UNDERLYING    LTPIP
ALL OTHER
           NAME AND                    SALARY     BONUS    COMPENSATION     AWARDS
OPTIONS     PAYOUTS   COMPENSATION
      PRINCIPAL POSITION        YEAR     ($)       ($)        ($)(1)        ($)(2)       (#)(3)     ($)(4)
    ($)(5)
      ------------------        ----   -------   -------   ------------   ----------   ----------   -------   ------------
William H. Longfield..........  1998   683,000   614,700     520,386           -0-       80,000        -0-
 216,080
  Chairman and Chief            1997   650,000   286,000      19,110        -0-(6)       55,980     32,893
    209,476
  Executive Officer             1996   625,000   287,500      18,018       263,812       67,048     34,426
    206,864
Timothy M. Ring...............  1998   323,552   219,375      51,777           -0-       20,000        -0-
15,484
  Group President               1997   278,075    82,600         -0-        -0-(6)       12,348        -0-
14,408
                                1996   244,787    83,000         -0-        43,641       12,976        -0-       13,530
John H. Weiland*..............  1998   318,333   191,588     155,891           -0-       20,000        -0-
 15,298
  Group President               1997   280,833   116,300         -0-        -0-(6)       12,212        -0-
13,084
                                1996   208,333    76,100         -0-       119,140       21,432        -0-        8,892
Guy J. Jordan.................  1998   293,283   172,800      35,175           -0-       20,000        -0-
39,916
  Group President               1997   245,000    93,200         -0-        -0-(6)       13,056        -0-
16,866
                                1996   194,500    86,500         -0-        31,500        6,124        -0-       15,031
William T. Tumber.............  1998   292,056   208,834       9,620           -0-       20,000     15,428
  328,690
  Senior Vice President         1997   292,056    97,300       9,100        -0-(6)       12,624     14,126
    7,710
                                1996   274,275    44,800       8,580        47,906       11,856     27,456
31,027

---------------
 *  Prior to March 1, 1996, Mr. Weiland was not affiliated with the Company.

(1) For 1998, the amount for Mr. Longfield includes $20,202 of dividend equivalents paid under the Long Term Performance Incentive Plan ("LTPIP Dividend Equivalents") and the entire amount for Mr. Tumber represents LTPIP Dividend Equivalents. For 1997 and 1996, all amounts represent LTPIP Dividend Equivalents. No grants have been made under the Long Term Performance Incentive Plan since January 1, 1993.

    Beginning with bonuses earned in 1998, the Named Executive Officers are in certain circumstances required to contribute a portion of their bonuses to purchase Common Stock of the Company at a discount under the MSPP. The executives are also permitted to contribute the remaining portion of their bonuses to purchase Common Stock of the Company at the same discount under the MSPP. See "Executive Compensation -- Compensation Committee
    Report -- Stock Ownership Program." Messrs. Longfield, Ring, Weiland and Jordan contributed 100%, 29%, 100% and 25%, respectively, of their 1998 bonuses to purchase Common Stock of the Company under the MSPP. For 1998, the amount for Mr. Longfield includes a discount of $500,184 on Common Stock of the Company purchased under the MSPP (the "MSPP Discount") and the entire amounts for Messrs. Ring, Weiland and Jordan represent the MSPP Discount. None of the shares of Common Stock acquired under the MSPP can be transferred during the three-year period beginning from the time they are acquired. In addition, with respect to shares of Common Stock representing the discount, a prorated number of such shares are forfeited if the executive's employment is terminated because of death, retirement or disability during such three-year period and all of such shares are forfeited if the executive's employment is otherwise terminated during such three-year period. In the event of a change of control of the Company, however, all restrictions on the shares of Common Stock acquired under the MSPP lapse.

(2) As of December 31, 1998: William H. Longfield held an aggregate of 81,660 shares of restricted stock with an aggregate value of $4,062,585; Timothy M. Ring held an aggregate of 15,360 shares of restricted stock with an aggregate value of $764,160; John H. Weiland held an aggregate of 13,410 shares of restricted stock with an aggregate value of $667,147; Guy J. Jordan held an aggregate of 13,000 shares of restricted stock with an aggregate value of $646,750 and William T. Tumber held an aggregate of 17,690 shares of restricted stock with an aggregate value of $880,077. The foregoing numbers of shares and amounts and the amounts in the table exclude holdings and grants of Performance Shares (as defined above under "Executive Compensation -- Compensation Committee Report -- Restricted Stock Awards"). See footnote (6) below.

    Dividends are paid on all shares of restricted stock.

(3) Grants consist of stock options with attached limited rights exercisable in the event of a change of control. See "Certain Compensation Arrangements" below for a description of the material features of the limited stock appreciation rights.

                                       11

<PG$PCN>

(4) The dollar amounts for 1998, 1997 and 1996 were derived by multiplying the number of vested performance units by $11.02, $10.09 and $10.56, respectively, the book values of a share of the Common Stock of the Company at December 31, 1998, December 31, 1997 and December 31, 1996, respectively. These payouts are not made until the employee retires or otherwise leaves employment with the Company. No grants have been made under the LTPIP since January 1, 1993.

(5) As required by the rules of the Securities and Exchange Commission, the amounts reflected in this column include the annual accruals to the employees' accounts under the Supplemental Insurance/Retirement Plan. Under this plan, the annual accruals are disproportionately higher in the later years of an employee's participation in order to create an incentive to an executive to continue employment with the Company until at least age 62 when accruals cease. The Company believes that a more realistic reflection of the accruals under the Supplemental Insurance/Retirement Plan is the actuarial average, over the years of an executive's participation in the plan, of the aggregate expected accruals under the plan. On this basis, the actuarial average accrual amounts for Messrs. Longfield, Ring, Weiland, Jordan and Tumber would be $135,792, $11,121, $17,492, $18,546 and $36,860, respectively, in 1998, $130,029, $9,796, $16,070, $16,100 and $34,871,
    respectively, in 1997, and $121,922, $8,164, $9,817, $12,365 and $32,288,
    respectively, in 1996, as opposed to the amounts reflected in the column.

    For William H. Longfield, the 1998 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $204,702 accrued under the Supplemental Insurance/Retirement Plan and $7,378 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $198,810 accrued under the Supplemental Insurance/Retirement Plan and $6,666 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $197,738 accrued under the Supplemental Insurance/Retirement Plan and $5,376 which, net of tax, is reimbursement for insurance premiums paid under such latter Plan.

    For Timothy M. Ring, the 1998 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $10,626 accrued under the Supplemental Insurance/Retirement Plan and $858 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan, $9,634 accrued under the Supplemental Insurance/Retirement Plan and $774 which, net of tax, is reimbursement for insurance premiums paid under such latter plan; the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $9,197 accrued under the Supplemental Insurance/Retirement Plan and $583 which, net of tax, is reimbursement for insurance premiums paid under such latter Plan.

    For John H. Weiland, the 1998 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $11,298 accrued under the Supplemental Insurance/Retirement Plan; the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $9,084 accrued under the Supplemental Insurance/Retirement Plan; the 1996 amount in the column represents Company contributions of $3,392 under the Retirement Savings Plan and $5,500 accrued under the Supplemental Insurance/Retirement Plan.

    For Guy J. Jordan, the 1998 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $35,916 accrued under the Supplemental Insurance/Retirement Plan; the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $12,866 accrued under the Supplemental Insurance/Retirement Plan; the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan and $11,281 accrued under the Supplemental Insurance/Retirement Plan.

    For William T. Tumber, the 1998 amount in the column represents $320,000 of benefits under an early retirement program (see "Certain Compensation Arrangements"), Company contributions of $4,000 under the Retirement Savings Plan and $4,690 which, net of tax, is reimbursement for insurance premiums paid under the Supplemental Insurance/Retirement Plan; the 1997 amount in the column represents Company contributions of $4,000 under the Retirement Savings Plan and $3,710 which, net of tax, is reimbursement for insurance premiums paid under the Supplemental Insurance/Retirement Plan; the 1996 amount in the column represents Company contributions of $3,750 under the Retirement Savings Plan, $24,078 accrued under the Supplemental Insurance/Retirement Plan and $3,199 which, net of tax, is reimbursement for insurance premiums paid under such latter plan.

(6) All grants of restricted stock awards in 1997 to the Named Executive Officers were grants of Performance Shares. As of December 31, 1997: William
    H. Longfield held 50,000 Performance Shares with a value of $1,565,500; Timothy M. Ring held 10,000 Performance Shares with a value of $313,100; John H. Weiland held 10,000 Performance Shares with a value of $313,100; Guy
    J. Jordan held 10,000 Performance Shares with a value of $313,100 and William T. Tumber held 10,000 Performance Shares with a value of $313,100. No Performance Shares were granted in 1998 or 1996. For a discussion of the terms upon which such Performance Shares vest, see "Executive
    Compensation -- Compensation Committee Report -- Restricted Stock Awards."

    Dividends are paid on all Performance Shares.

CERTAIN COMPENSATION ARRANGEMENTS

     The Company has an agreement with Mr. Longfield that provides for benefits upon any termination of employment within three years after a change of control (defined to include the acquisition by a person or a group of 20% or more of the voting power of the Company's stock or a change in the members of the Board of Directors such that the continuing directors cease to constitute a majority of the Board of Directors). This agreement expires three years after any change of control, but under certain circumstances may be terminated by the Board of Directors prior to any change of control and will expire immediately upon the earlier of
                                       12

<PG$PCN>

Mr. Longfield's death, permanent disability or termination of employment for cause. Benefits include (i) severance pay of three times the sum of Mr. Longfield's highest base salary and his average annual bonus during the three years prior to severance and (ii) continued participation in the Company's benefit plans for one year (or, if such participation is not possible, provision for substantially similar benefits). The Company has similar agreements with Messrs. Ring, Weiland and Jordan. In addition, the Company has entered into a Supplemental Executive Retirement Agreement with Mr. Longfield that provides for additional benefits each year for a period of fifteen years to Mr. Longfield generally equal to (i) 50% of his salary and bonus averaged over the five completed calendar years that provide the highest average of all the completed calendar years ending before the time Mr. Longfield becomes entitled to benefits under such agreement minus (ii) an amount equal to the annual payment that would be made to Mr. Longfield if the sum of benefits to which Mr. Longfield is entitled under the Company's qualified and non-qualified pension plans (as of the date benefits under the agreement commence) were converted into an actuarially equivalent 15-year installment payment of benefits. Benefits under this plan commence upon death, disability, termination other than by reason of discharge for cause, voluntary retirement on or after age 62 or voluntary retirement within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as described above.

     Following the Company's sale of certain of its businesses in 1998, the Company offered an early retirement program to certain corporate staff employees in order to take advantage of cost savings opportunities. Mr. Tumber retired on December 31, 1998 from his position as Senior Vice President under this program. Under the program, eligible employees retiring between November 16, 1998 and December 31, 1998 were entitled to receive, among other benefits, an amount between one and two times their qualified projected 1998 pensionable pay determined by reference to the employee's qualified projected 1998 pensionable pay and years of credited service.

     The Company provides supplemental annuities to certain officers, including the Named Executive Officers, and other key employees for a fifteen-year period commencing on retirement pursuant to the Supplemental Insurance/Retirement Plan or, with respect to officers, following a termination of employment within two years after a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield.

     The Company's 1993 Long Term Incentive Plan, as amended and restated, provides that the Compensation Committee may grant limited stock appreciation rights entitling the holder thereof to surrender to the Company, under certain circumstances, such rights in exchange for cash as described below. A limited stock appreciation right can only be exercised within the sixty-day period commencing upon the date of the first public disclosure of a change of control. Change of control for this purpose is defined in substantially the same manner as in the agreements with Mr. Longfield. Limited stock appreciation rights are exercisable whether or not the holder thereof is then employed by the Company. Upon exercise of a limited stock appreciation right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (i) the fair market value of the shares of the Common Stock of the Company with respect to which the limited stock appreciation right was exercised over the option price of such shares and (ii) if the change of control is the result of a transaction or a series of transactions, the highest price per share of Common Stock of the Company paid in such transaction or transactions during the sixty-day period up to the date of exercise over the option price of such shares.

     Stock options granted under the Company's prior stock option plans; stock options, stock appreciation rights and restricted stock granted under the Company's 1993 Long Term Incentive Plan, as amended and restated; and performance units (representing the right to future cash payments based on the per share net book value of the Company's Common Stock) granted under the Company's Long Term Performance Incentive Plan, vest immediately upon the occurrence of a change of control (defined in substantially the same manner as in the agreements with Mr. Longfield).

     Restrictions on shares of Common Stock of the Company acquired under the MSPP lapse upon a change of control of the Company (defined in substantially the same manner as in the agreement with Mr. Longfield). See footnote (1) to the Summary Compensation Table.

                                       13

<PG$PCN>

COMPENSATION OF OUTSIDE DIRECTORS

  Fees and Deferred Compensation

     Non-employee directors receive an annual retainer of $26,000 cash plus $4,400 to be paid at the director's election in either shares of Common Stock based on the fair market value of the stock on September 9, 1998 and on each subsequent September Board meeting date, or added to deferred compensation in an equivalent amount of phantom stock. In addition, for each Board and Committee meeting attended, each non-employee director receives a fee of $1,200, except for committee chairmen who receive a committee meeting fee of $2,400 for each committee meeting chaired. Under the Deferred Compensation Agreement for Non-Employee Directors, all or a portion of such cash fees may be deferred at the election of the director, and any amount so deferred is valued at the election of the director either (i) as if invested in an interest-bearing account or (ii) as if invested in units which are valued as if such units were Common Stock of the Company (phantom stock shares). Deferred fees are payable in cash, in installments or as a lump sum upon termination of services as a director. Directors who are also employees do not receive any fees as directors for attendance at Board and committee meetings.

  1988 Directors Stock Award Plan, as Amended

     Under the Company's 1988 Directors Stock Award Plan, as amended (the "1988 Plan"), directors who are not employees of the Company are awarded additional compensation under the Company's 1988 Directors Stock Award Plan, as amended.

  Formula-Based Stock Options and Stock Awards

     In October of the year in which a non-employee director is elected to the Board of Directors, such non-employee director is granted the right to receive 200 shares of Common Stock of the Company during each year of the director's term. However, such director is not entitled to any such installment of shares in the event that for any reason such director is not a non-employee director on the date on which an installment of shares of Common Stock would otherwise be transferable under the 1988 Plan. The 1988 Plan provides that no shares of Common Stock awarded to a non-employee director under the 1988 Plan may be disposed of until the expiration of two years from the date of the transfer of such shares to the non-employee director; however, such transfer restriction ceases to apply upon the death or permanent disability of the non-employee director.

     In July of each year, each non-employee director is granted an option to purchase 600 shares of Common Stock of the Company. Such options have a ten-year term and become exercisable with respect to 200 shares of Common Stock of the Company subject thereto on each of the first three anniversaries following the date of grant. The purchase price per share of Common Stock of the Company purchased under an option granted pursuant to the 1988 Plan shall not be less than the mean between the high and low sale price on the New York Stock
Exchange -- Composite Tape on the date the option was granted.

     If a non-employee director shall, by reason other than death or retirement, cease to be a member of the Board of Directors of the Company while holding an outstanding option, such non-employee director shall be permitted to exercise such option within sixty days from the day he or she ceased to be a member of the Board of Directors; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she ceased to be a member of the Board of Directors. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors of the Company while holding an outstanding option, such option shall be exercisable to the extent, and during the period, that such option would, but for his or her death, have otherwise been exercisable by such non-employee director. If a non-employee director shall cease to be a member of the Board of Directors of the Company by reason of retirement while holding an outstanding option, such non-employee director shall be permitted to exercise such option within three years from the last day of the month in which he or she retired; but in no event later than the expiration date of the option, with respect to all or any part of the entire balance of shares of Common Stock of the Company to the extent exercisable by such non-employee director at the time he or she retired. If a non-employee director shall die while holding an outstanding option, and at the time of death, such option

                                       14

<PG$PCN>

was then exercisable with respect to less than 100% of the shares subject thereto, the number of shares with respect to which such option shall be exercisable shall be increased to 100% of the total number of shares subject thereto. The period during which such option shall be exercisable shall commence on the date of death and end on the first anniversary of the month in which the date of death occurred, but in no event shall the period extend beyond the expiration date of the option.

  Nonformula-Based Stock Options and Stock Appreciation Rights

     The Governance Committee may award to non-employee directors non-qualified stock options with or without stock appreciation rights. Nonformula-based options may be awarded with terms ranging from one to ten years. Unless otherwise specifically set forth in the grant thereof no nonformula-based option will be exercisable during the 12 months following the date of the grant. After the 12-month period, 25% of the total number of nonformula-based options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the nonformula-based options granted are exercisable. Notwithstanding anything to the contrary, the Governance Committee may, when granting nonformula-based options to any non-employee director, grant options that are exercisable immediately or options that are exercisable according to a schedule different from that set forth in the preceding sentence. The exercise price per share of Common Stock with respect to each nonformula-based option shall not be less than 100% of the fair market value of a share of Common Stock on the day the nonformula-based option is granted.

     If a non-employee director shall cease to be a member of the Board of Directors by reason of retirement, a nonformula-based option held by such non-employee director will remain exercisable after cessation of employment for three years to the extent such nonformula-based option was otherwise exercisable at the time of retirement. If a non-employee director ceases to be a non-employee director because of death, a nonformula-based option held by such non-employee director shall remain exercisable for one year and, if not already fully exercisable, shall become exercisable with respect to all shares subject thereto. If a non-employee director ceases to be a non-employee director other than by reason of death or retirement, a nonformula-based option held by such non-employee director shall remain exercisable for 60 days, to the extent such nonformula-based option was otherwise exercisable at the time of termination. If a non-employee director shall die after the date he or she ceases to be a member of the Board of Directors while holding an outstanding nonformula-based option, such option shall be exercisable to the extent, and during the period, that such nonformula-based option would, but for his or her death, have otherwise been exercisable by such non-employee director. In no event shall a nonformula-based option be exercisable beyond the end of the option period.

     The Governance Committee may grant stock appreciation rights. Stock appreciation rights entitle a non-employee director to receive Common Stock or, with the consent of the Governance Committee, cash in an amount equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the price at which the non-employee director could exercise a nonformula-based option to purchase that share. Stock appreciation rights shall be granted only in connection with the granting of nonformula-based stock options. Stock appreciation rights shall be exercisable on the same terms as the nonformula-based options with which they are paired, and a non-employee director may choose to exercise either a nonformula-based option or the related stock appreciation right. The exercise of one terminates the other.

  Nonformula-Based Restricted Stock, Stock Awards and Unrestricted Stock

     An award of restricted stock to a non-employee director entitles the non-employee director to receive the number of shares of Common Stock specified by the Governance Committee. An award of restricted stock will vest in accordance with a schedule specified by the Governance Committee. Except as otherwise provided by the Governance Committee, a non-employee director receiving an award of restricted stock shall, prior to the vesting of such restricted stock, have all the rights of a holder of Common Stock, including the right to receive dividends or dividend equivalents paid on and the right to vote such stock. However, prior to the vesting of an award of restricted stock, such restricted stock may not be sold, assigned, transferred, pledged or
                                       15

<PG$PCN>

otherwise encumbered. If, prior to the vesting of a non-employee director's restricted stock, such non-employee director ceases to be a member of the Board of Directors during the restricted period for any reason other than death or retirement, the Governance Committee may at the time of cessation of service as a member of the Board of Directors terminate the restricted period with respect to any or all of such restricted stock. If the Governance Committee does not terminate the restricted period with respect to such restricted stock at the time of such cessation, such restricted stock will be forfeited. If a non-employee director holding restricted stock ceases to be a member of the Board of Directors during the restricted period by reason of death or retirement, restricted stock held by that non-employee director shall become free of all restrictions thereon and the Company will deliver that restricted stock to that non-employee director or that non-employee director's beneficiary, as the case may be, within 60 days.

     The Governance Committee may grant stock awards in its discretion to non-employee directors of the Company. A stock award consists of Common Stock to be distributed in three approximately equal installments, the first delivery on the date of the stock award and thereafter on the first and second anniversaries of such date, unless otherwise specified by the Governance Committee. No such installment will be delivered on any anniversary of the date of the stock award to a non-employee director whose service as a member of the Board has ceased (except, in the discretion of the Governance Committee, by reason of death or retirement).

     The Governance Committee may grant awards of unrestricted Common Stock under the 1988 Plan to non-employee directors, which Common Stock is delivered to the non-employee director on or about the award date and which is not subject to any restrictions.

     In 1998, the only non-formula awards granted under the 1988 Plan were awards of Common Stock to those directors who elected to receive a portion of their annual retainer in shares of Common Stock as described under "-- Fees and Deferred Compensation."

  Stock Equivalent Plan for Outside Directors

     On December 11, 1996, the Board of Directors approved the Stock Equivalent Plan for Outside Directors (the "Stock Equivalent Plan"), effective January 1, 1997, to replace a retirement income plan formerly maintained by the Company. Pursuant to the Stock Equivalent Plan, on December 31 of each year, commencing December 31, 1997, each non-employee director of the Company is credited with a number of units equal to (i) the sum of (A) the annual retainer for non-employee directors then in effect and (B) 12 times the per meeting fee for non-employee directors then in effect, divided by (ii) the average of the high and low selling prices of the Common Stock of the Company on the New York Stock Exchange on such date. Upon termination of service as a non-employee director, a participant in the Stock Equivalent Plan who shall have served on the Board of Directors for at least five years shall become entitled to receive an amount in cash equal to the product of (i) the number of units credited to such participant and (ii) the average of the closing prices of the Common Stock of the Company on the New York Stock Exchange during the six-month period immediately preceding such participant's termination of service, payable in installments over that number of years equal to the number of full or partial years of such participant's service on the Board of Directors. In the event of a change of control of the Company (defined substantially the same as under "Certain Compensation Arrangements" above), participants in the Stock Equivalent Plan become entitled to receive benefits thereunder. In the event of a participant's death, his or her surviving spouse shall receive the same benefits that such director would have received had he or she survived.

     The Company formerly maintained a retirement income plan for non-employee directors who served on the Board of Directors for at least five years. Upon retirement, such directors became entitled to receive annual payments equal to an amount composed of the annual retainer together with an amount based upon the annual meeting fees in effect at the time of retirement. Such payments were made for that number of years equal to the number of full or partial years of service on the Board of Directors. In the event of the retired director's death, his or her surviving spouse became entitled to receive the same benefits that such director would have received had he or she survived. Currently serving non-employee directors of the Company entitled to benefits accumulated under the retirement income plan elected either to have such benefits paid

                                       16

<PG$PCN>

out upon retirement as provided under the former retirement income plan or to convert such benefits into share equivalent units under the Stock Equivalent Plan. The Company continues to make payments under the retirement income plan for the benefit of non-employee directors who retired prior to January 1, 1997 with at least five years of service on the Board of Directors.

RELATED TRANSACTIONS

     Regina Herzlinger, a member of the Company's Board of Directors, serves on the Board of Directors of Belmont Instrument Corporation ("Belmont"). Professor Herzlinger's husband, Dr. George Herzlinger, is the President and a director of Belmont, and the Herzlingers are its majority shareholders. Pursuant to a contract with Belmont (the "Vascular Systems Contract"), in 1998 the Vascular Systems Division of the Company purchased from Belmont approximately $4,369,647 of a product developed by Belmont and distributed by the Company. This business relationship predates and is independent of Professor Herzlinger's election to the Company's Board of Directors. The Company's Board of Directors has determined that the Vascular Systems Contract is fair and reasonable and in the best interest of the Company's shareholders. Professor Herzlinger excused herself from the meeting of the Board of Directors while such matter was discussed and such determination made.

     In March 1998, the Company entered into a Product Development and Asset Purchase Agreement with Belmont (the "PDAP Agreement") pursuant to which the Company agreed to acquire certain assets from Belmont and the Company and Belmont agreed to pursue certain product development initiatives. The consideration to be paid to Belmont under the PDAP Agreement is based on performance milestones, and if all such milestones are met, Belmont could realize up to $10,000,000. In 1998, the Company made aggregate milestone payments of $1,750,000 to Belmont. The consideration to be paid to Belmont under the PDAP Agreement was determined based on negotiations between Belmont and the Company, with various members of the Company's senior management participating. The Board of Directors received a letter from a nationally-recognized investment banking firm as to the fairness of the consideration. Professor Herzlinger did not participate in, or contribute to, the analysis or consideration of the transaction by the Company's management or by Belmont, and Professor Herzlinger excused herself from that portion of the meeting of the Board of Directors during which the transaction was considered and approved.

     On December 1, 1998, the Company completed the sale of its cardiac assist business to Arrow International, Inc. As part of this transaction, the Company's rights and obligations under the Vascular Systems Contract and the PDAP Agreement have been assigned to and assumed by Arrow International, Inc. Accordingly, the Company has no further obligations, and will make no further payments, to Belmont under either of these agreements.

     On August 17, 1998, the Company loaned $250,000, with interest at the Applicable Federal Rate compounded semiannually (4.77% per annum at March 1,
1999), to Todd C. Schermerhorn for the purchase of a primary residence in connection with Mr. Schermerhorn's relocation to New Jersey as Vice President and Treasurer of the Company. The largest amount outstanding on the loan since the loan was made was an aggregate of $256,341 of principal and accrued interest at March 1, 1999.

                                       17

<PG$PCN>

OPTION GRANTS IN LAST FISCAL YEAR

     The table below sets forth information concerning options granted to the Named Executive Officers during the last fiscal year.

                                                                                               GRANT DATE
                                                       INDIVIDUAL GRANTS                        VALUE(1)
                                    -------------------------------------------------------    ----------
                                    NUMBER OF
                                    SECURITIES     % OF TOTAL                                  GRANT DATE
                                    UNDERLYING      OPTIONS                                     VALUE(1)
                                     OPTIONS       GRANTED TO     EXERCISE OR                  GRANT
DATE
                                     GRANTED      EMPLOYEES IN    BASE PRICE     EXPIRATION
PRESENT
NAME                                  (#)(2)      FISCAL YEAR      ($/SHARE)        DATE       VALUE
($)
----                                ----------    ------------    -----------    ----------    ----------
William H. Longfield..............    80,000          10.5          40.3438       7/8/2008      964,000
  Chairman and Chief Executive
  Officer
Timothy M. Ring...................    20,000           2.6          40.3438       7/8/2008      241,000
  Group President
John H. Weiland...................    20,000           2.6          40.3438       7/8/2008      241,000
  Group President
Guy J. Jordan.....................    20,000           2.6          40.3438       7/8/2008      241,000
  Group President
William T. Tumber.................    20,000           2.6          40.3438       7/8/2008      241,000
  Senior Vice President

---------------
(1) The valuation calculations are solely for the purposes of compliance with the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and are not intended to forecast possible future appreciation, if any, of the price of the Company's Common Stock. Grant date values are based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. Accordingly, there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The grant date values were determined based in part upon the following assumptions: (a) an expected volatility of 26.00% based on daily stock prices of the Company's Common Stock for the one-year period prior to the grant date; (b) a risk-free rate of return of 6.20%; (c) the Company's Common Stock five-year dividend yield of 2.00%; and
    (d) an expected option life of 6.25 years.

(2) Grants consist of stock options with attached limited stock appreciation rights that are exercisable in the event of a change of control. See "Certain Compensation Arrangements" above for a description of the material features of the limited stock appreciation rights. All options reflected in the table were to become exercisable based, in part, on appreciation in the price of the Company's Common Stock. For a discussion of the terms upon which these options became exercisable, see "Executive
    Compensation -- Compensation Committee Report -- Stock Options."

                                       18

<PG$PCN>

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR, AND FISCAL YEAR-END
OPTION
VALUES

     The table below sets forth information concerning exercises of stock options by the Named Executive Officers during the last fiscal year and the fiscal year-end value of the Named Executive Officers' unexercised options.

                                                            NUMBER OF                       VALUE OF
                           SHARES                     SECURITIES UNDERLYING           UNEXERCISED
IN-THE-
                          ACQUIRED                     UNEXERCISED OPTIONS              MONEY
OPTIONS AT
                             ON                           FY-END(#)(1)                    FY-END($)(1)
                          EXERCISE      VALUE      ---------------------------   ------------------------------
NAME                        (#)      REALIZED($)   EXERCISABLE   UNEXERCISABLE
EXERCISABLE   UNEXERCISABLE(2)
----                      --------   -----------   -----------   -------------   -----------   ----------------
William H. Longfield....   15,000      343,594       312,236        174,064       7,364,023
2,176,639
  Chairman and Chief
  Executive Officer
Timothy M. Ring.........    -0-         -0-           46,027         39,001       1,013,004         490,935
  Group President
John H. Weiland.........    -0-         -0-           13,769         39,875         198,383         456,878
  Group President
Guy J. Jordan...........    -0-         -0-           15,740         34,302         307,682         383,689
  Group President
William T. Tumber(3)....    -0-         -0-           87,688        -0-           1,544,244        -0-
  Senior Vice President

---------------
(1) These options were granted over a period of years.

(2) Rounded value at $49.50 per share market price.

(3) Mr. Tumber retired on December 31, 1998. In accordance with the Company's 1993 Long Term Incentive Plan, the Compensation Committee accelerated the vesting of all of Mr. Tumber's outstanding options that were not yet vested.

PENSION TABLE

     The table below sets forth the aggregate estimated annual retirement benefits payable under the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan for employees retiring at normal retirement age (65) in 1998.

FIVE YEAR                                YEARS OF PARTICIPATION
AVERAGE        --------------------------------------------------------------------------
COMPENSATION      10         15         20         25         30         35         40
------------   --------   --------   --------   --------   --------   --------   --------
 $   50,000    $  7,000   $ 10,500   $ 14,000   $ 17,500   $ 21,000   $ 24,500   $ 28,000
    100,000      14,500     22,000     29,000     36,500     43,500     51,000     58,000
    150,000      22,000     33,000     44,000     55,000     66,000     77,000     88,000
    200,000      29,500     44,500     59,500     74,000     88,500    103,500    118,000
    250,000      37,000     55,500     74,000     92,500    111,000    129,500    148,000
    300,000      44,500     67,000     89,000    111,500    133,500    156,000    178,000
    400,000      59,500     89,500    119,000    149,000    178,500    208,500    238,000
    500,000      74,500    112,000    149,000    186,500    223,500    261,000    298,000
    600,000      89,500    134,500    179,000    224,000    268,500    313,500    358,000
    700,000     104,500    157,000    209,000    261,500    313,500    366,000    418,000
    800,000     119,500    179,500    239,000    299,000    358,500    418,500    478,000
    900,000     134,500    202,000    269,000    336,500    403,500    471,000    538,000
  1,000,000     149,500    224,500    299,000    374,000    448,500    523,500    598,000
  1,100,000     164,500    247,000    329,000    411,500    493,500    576,000    658,000
  1,200,000     179,500    269,500    359,000    449,000    538,500    628,500    718,000

     Under the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan, benefits are determined on the basis of an employee's pensionable earnings, which include regular salary, commissions, bonuses, overtime pay and shift differentials. Annual bonus amounts reflected in the Summary Compensation Table relate to the year in which such bonuses were accrued and are not included

                                       19

<PG$PCN>

in the calculation of annual compensation for purposes of the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan until the succeeding year.

     The estimated credited full years of service for Messrs. Longfield, Ring, Weiland, Jordan and Tumber are 9, 6, 2, 12 and 18, respectively. The estimated annual retirement benefits payable are based on employer contributions on a lifetime annuity basis to persons whose highest average compensation over a period of five consecutive years of service are in the indicated classifications. The benefits listed in the table are not subject to deductions for Social Security or any other offset amounts.

     Under the Supplemental Executive Retirement Agreement between the Company and Mr. Longfield described above under "Certain Compensation Arrangements," if Mr. Longfield were to retire at age 62, his estimated annual benefit at such time would be approximately $150,000 annually more than the estimated value of the Company's qualified and non-qualified pension plans available to Mr. Longfield at such age.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

     The graph below compares the cumulative total shareholder return on the Company's Common Stock for the last five years with the cumulative total return on the S&P 500 Index and the S&P Medical Products & Supplies Index over the same period. The graph assumes the investment of $100 in each of the Company's Common Stock, the S&P 500 Index and the S&P Medical Products & Supplies Index on December 31, 1993 and that all dividends were reinvested.

                                    [Chart]

                                       20

<PG$PCN>

         PROPOSAL NO. 2 -- APPROVAL OF AMENDMENT TO THE 1993 LONG TERM
           INCENTIVE PLAN OF C. R. BARD, INC., AS PREVIOUSLY AMENDED

     The Board of Directors has approved, subject to shareholder approval, an amendment to the Company's 1993 Long Term Incentive Plan, as previously amended (the "1993 Plan"), to (i) provide for an increase of 2,000,000 shares in the number of shares authorized to be issued under the 1993 Plan and (ii) increase the annual per-participant limit on grants of performance-based awards that are intended to be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986 ("Performance-Based Awards") from $500,000 to 25,000 shares of Common Stock. See "Executive Compensation -- Compensation Committee
Report -- Compliance with Internal Revenue Code Section 162(m)."

     Under the 1993 Plan, originally adopted by shareholders at the 1993 Annual Meeting of Shareholders and amended by amendments approved by shareholders at the 1996 and 1998 Annual Meetings of Shareholders, the maximum number of authorized shares of Common Stock that may be issued under the 1993 Plan is 5,500,000 shares. As of December 31, 1998, approximately 850,000 shares of Common Stock remained available under the 1993 Plan. As a result of the limited number of shares of Common Stock remaining available for the 1993 Plan, shareholders are requested to authorize additional shares of Common Stock under the 1993 Plan to cover anticipated awards to be granted by the Company in the future in accordance with its normal compensation practices. The Company believes that the potential dilutive effect of the shares that would be available for issuance under the 1993 Plan if Proposal No. 2 is adopted, together with the shares available for issuance under the Company's other employee benefit plans, is less than the median potential dilutive effect of the shares available for issuance under the employee benefit plans of S&P 500 companies that sought to add shares to existing plans in 1998.

     In 1996, shareholders approved an amendment to the 1993 Plan which limited to $500,000 the maximum dollar amount of Performance-Based Awards that may be granted during each calendar year to any participant under the 1993 Plan. In order to more closely align the compensation of key employees of the Company and its subsidiaries to the Company's long-term performance and the shareholders" interests, the Company seeks to grant larger Performance-Based Awards on a less frequent basis. These awards are intended to be tied to longer-term performance. Accordingly, shareholders are requested to approve the increase in the limit on the amount of Performance-Based Awards that may be granted during each calendar year to any participant under the 1993 Plan. This approval is required in order for such awards to continue to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. See
"-- Tax Status of 1993 Plan Awards -- Section 162(m)."

     In addition, shareholder approval of Proposal No. 2 will constitute reapproval of (i) the performance criteria upon which Performance-Based Awards may be based under the 1993 Plan, (ii) the annual per-participant limit of 400,000 shares on grants of options and stock appreciation rights that may be made under the 1993 Plan and (iii) the class of employees eligible to receive awards under the 1993 Plan. This reapproval is required every five years in order for such awards to continue to be treated as qualified performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986. See "-- Tax Status of 1993 Plan Awards -- Section 162(m)."

     The Company believes that the 1993 Plan has helped it to attract and retain the services of selected key employees of the Company and its subsidiaries who are in a position to make a material contribution to the successful operation of the business of the Company and its subsidiaries by enabling the Company to offer a variety of long term incentive awards. The description of the 1993 Plan (as proposed to be amended) set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1993 Plan itself. The complete text of the 1993 Plan (as proposed to be amended) is attached as Exhibit A to this Proxy Statement.

DESCRIPTION OF THE 1993 PLAN (AS PROPOSED TO BE AMENDED)

     ADMINISTRATION. The 1993 Plan is administered by the Compensation Committee, which consists of disinterested, non-employee directors.

                                       21

<PG$PCN>

     ELIGIBILITY. Participants in the 1993 Plan are selected by the Compensation Committee from key employees of the Company and its subsidiaries who are in a position to have a material impact on the results of operations of the Company and its subsidiaries. Participants may be selected and awards may be made at any time during the period that awards may be made under the 1993 Plan. The maximum number of shares to which options or stock appreciation rights (including limited stock appreciation rights issued in tandem with options) may be granted under the 1993 Plan during each calendar year to any given participant is 400,000 shares. The maximum amount of Performance-Based Awards that may be granted under the 1993 Plan during each calendar year to any given participant may not exceed 25,000 shares of Common Stock of the Company. As of December 31, 1998, 15 executive officers and approximately 1,000 other officers and key employees were eligible for participation in the 1993 Plan.

     DETERMINATION AND MAXIMUM NUMBER OF AWARDS.  Awards under the 1993
Plan
shall be in the form of stock options, restricted stock, stock awards, unrestricted stock and stock appreciation rights. The total number of shares of Common Stock that may be granted under the 1993 Plan shall not exceed 7,500,000. The maximum number of shares of Common Stock that may be granted as awards of restricted stock, stock awards and unrestricted stock in any calendar year shall not exceed 40 percent of the total number of shares of Common Stock granted or subject to awards granted under the 1993 Plan during such year. The Compensation Committee has exclusive power to determine the amount of, and method for determining, awards.

     STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.  The Compensation
Committee
may award to selected key employees incentive stock options and non-qualified stock options with or without stock appreciation rights. Except as specifically set forth in the grant thereof, options may be awarded with terms ranging from one to ten years and no option will be exercisable during the 12 months following the date of the grant. After the 12-month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting options to any participant under the 1993 Plan, grant options that are exercisable immediately or options that are exercisable according to a schedule different from that set forth in the preceding sentence. The exercise price per share of Common Stock for any option awarded shall not be less than 100% of the fair market value of a share of Common Stock on the day the option is granted. The aggregate fair market value, determined as of the day an option is granted, of the Common Stock for which any employee may be awarded incentive stock options that are first exercisable by the employee during any calendar year under the 1993 Plan or any other stock option plan maintained by the Company or any of its subsidiaries may not exceed $100,000.

     An option may be exercised by paying the exercise price by certified or bank cashier's check, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Company. The proceeds received from the sale of shares upon the exercise of an option shall be added to the general funds of the Company and used for general corporate purposes.

     If an employee ceases to be an employee because of retirement, an option held by such employee shall remain exercisable after cessation of employment for three months, if an incentive option, or three years, if a non-qualified option, to the extent such option was otherwise exercisable at the time of retirement. The Compensation Committee may, however, in its discretion, accelerate the vesting date and allow retiring employees to exercise outstanding options that would not otherwise be exercisable on the date of retirement. If an employee ceases to be an employee because of death, an option held by such employee shall remain exercisable for one year and, if not already fully exercisable, shall become exercisable with respect to all shares subject thereto. If an employee ceases to be an employee because of termination other than by reason of death or retirement, an option held by such employee shall remain exercisable for 60 days, to the extent such option was otherwise exercisable at the time of termination. The Compensation Committee may, however, in its discretion, accelerate the vesting date and allow terminated employees to exercise outstanding options that would not otherwise be exercisable on the date of termination. Upon the occurrence of a change of control of the Company, all outstanding options that are not then exercisable shall become exercisable in full immediately. In no event shall an option be exercisable beyond the end of the option period.

                                       22

<PG$PCN>

     The Compensation Committee may grant stock appreciation rights. Stock appreciation rights entitle an employee to receive Common Stock or, with the consent of the Compensation Committee, cash in an amount equal to the excess of the fair market value of a share of Common Stock on the date the right is exercised over the price at which the employee could exercise an option to purchase that share. Stock appreciation rights shall be granted only in connection with the granting of non-qualified stock options. Stock appreciation rights shall be exercisable on the same terms as the options with which they are paired, and an employee may choose to exercise either an option or the related stock appreciation right. The exercise of one terminates the other.

     The Compensation Committee may, in its discretion, grant limited stock appreciation rights that may only be exercised during the 60-day period commencing upon the date of the first public disclosure of a change of control of the Company. Such limited stock appreciation rights shall be exercisable whether or not the holder is then employed by the Company. Upon exercise of a limited stock appreciation right, the employee shall be entitled to receive an amount in cash equal to the greater of (i) the fair market value of the Common Stock with respect to which the limited stock appreciation right was exercised over the option price of such shares and (ii) if the change of control is the result of a transaction or a series of transactions, the highest price per share of Common Stock paid in such transaction or transactions during the exercise period of the limited stock appreciation right up to the date of exercise over the option price of such shares.

     RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK. An award of restricted stock to an employee entitles the employee to receive the number of shares of Common Stock specified by the Compensation Committee. An award of restricted stock will vest in accordance with a schedule specified by the Compensation Committee. Except as otherwise provided by the Compensation Committee, the restricted period specified in respect of any award of restricted stock shall not be less than three years, except that the Committee may provide for a restricted period to terminate at any time after one year upon the attainment of established performance-based objectives. Except as otherwise provided by the Compensation Committee, an employee receiving an award of restricted stock shall, prior to the vesting of such restricted stock, have all the rights of a holder of Common Stock, including the right to receive dividends paid on and the right to vote such stock. However, prior to the vesting of an award of restricted stock, such restricted stock may not be sold, assigned, transferred, pledged or otherwise encumbered. If, prior to the vesting of an employee's restricted stock, such employee ceases to be an employee of the Company or any of its subsidiaries for any reason other than death or retirement, the Compensation Committee may accelerate the vesting of all unvested restricted stock to the date of cessation of employment. If the Compensation Committee does not accelerate the vesting of restricted stock held by such employee, such unvested restricted stock shall be forfeited to the Company. If prior to the vesting of an employee's restricted stock employment is terminated by reason of death or retirement, all restricted stock held by such employee shall be immediately vested on the date of such termination.

     The Compensation Committee may grant stock awards in its discretion to selected key employees of the Company and its subsidiaries. A stock award consists of Common Stock to be distributed in three approximately equal installments, the first delivery on the date of the stock award and thereafter on the first and second anniversaries of such date, unless otherwise specified by the Compensation Committee. No such installment will be delivered if, prior to such delivery, the employee is terminated (except, in the discretion of the Compensation Committee, by reason of death or retirement). Stock awards are made only in lieu of salary and cash bonuses.

     Upon the occurrence of a change of control of the Company (defined substantially in the same manner as in the agreement with Mr. Longfield, described under "Certain Compensation Arrangements" above), all restricted stock and stock awards shall vest and all restrictions on restricted stock shall expire.

     The Compensation Committee may grant awards of unrestricted Common Stock under the 1993 Plan to employees in lieu of salary or cash bonus, which Common Stock is delivered to the employee on or about the award date and which is not subject to any restrictions.

     Certain awards of restricted stock, stock awards and unrestricted stock granted under the 1993 Plan may be granted in a manner which should be deductible by the Company under Section 162(m) of the Internal Revenue Code of 1986. Such awards ("Performance-Based Awards") shall be based upon earnings per share,
                                       23

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net income, group financial goals set forth in the Company's 1994 Executive
Bonus Plan, return on shareholders' investment, return on assets, attainment of strategic and operational initiatives, appreciation in the price of the Company's Common Stock, customer income, market share, sales, net profits, economic value-added models or comparisons with the Standard & Poor's Medical Product Index and 500-Stock Index. With respect to Performance-Based Awards, (i) the Compensation Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25% of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Compensation Committee certifies in writing that the objective performance goals (and any other material terms) applicable to such period have been satisfied.

     AMENDMENT AND TERMINATION. The Board of Directors may amend or terminate the 1993 Plan at any time, provided that it may not, without stockholder approval, increase the number of shares that may be acquired under the 1993 Plan, extend the term during which options may be granted under the 1993 Plan or reduce the exercise price below the fair market value of the Common Stock on the date on which an option was granted if continuation of the exemption under Rule 162(b)-3 under the Securities Exchange Act of 1934 requires such approval. No amendment or termination of the 1993 Plan shall deprive any participant of awards already made. No awards may be made under the 1993 Plan after April 20, 2003.

TAX STATUS OF 1993 PLAN AWARDS

     INTRODUCTION. The following discussion of the federal income tax status of awards under the 1993 Plan, as proposed to be amended and restated, is based on present federal tax laws and regulations and does not purport to be a complete description of the federal income tax laws. Employees may also be subject to certain state and local taxes that are not described below.

     INCENTIVE STOCK OPTIONS. If the option is an incentive stock option, no income shall be realized by the employee upon award or exercise of the option, and no deduction shall be available to the Company. If the Common Stock purchased upon the exercise of an incentive stock option is held by an employee for at least two years from the date of the award of such option and for at least one year after exercise, any resulting gain shall be taxed at long-term capital gains rates. If the Common Stock purchased pursuant to the option is disposed of before the expiration of that period, any gain on the disposition, up to the difference between the fair market value of the Common Stock at the time of exercise and the option price, shall be taxed at ordinary rates as compensation paid to the employee, and the Company shall be entitled to a deduction for an equivalent amount. Any amount realized by the employee in excess of the fair market value of the stock at the time of exercise shall be taxed at capital gains rates.

     NON-QUALIFIED OPTIONS. If the option is a non-qualified option, no income shall be realized by the employee at the time of award of the option, and no deduction shall be available to the Company. At the time of exercise, ordinary income shall be realized by the employee in an amount equal to the difference between the option price and the fair market value of the shares on the date of exercise, and the Company shall receive a tax deduction for the same amount. Upon disposition, any appreciation or depreciation of the Common Stock after the date of exercise shall be treated as either short-term, mid-term or long-term capital gain or loss depending on whether the shares have been held more than one year.

     STOCK APPRECIATION RIGHTS. No income shall be realized by the employee at the time a stock appreciation right is awarded, and no deduction shall be available to the Company. When the right (including a limited stock appreciation right) is exercised, ordinary income shall be realized in the amount of the cash or Common Stock received by the employee, and the Company shall be entitled to a deduction of equivalent value.

     RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK.  The
Company shall
receive a deduction and the employee shall recognize taxable income equal to the fair market value of the restricted stock at the time the restrictions on the shares awarded lapse, unless the employee elects to pay such tax as may be then due not later than 30 days after the date of the transfer by the Company to the employee of a restricted stock award as permitted under Section 83(b) of the Internal Revenue Code of 1986 in which case both the Company's
                                       24

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deduction and the employee's inclusion in income occur on the award date. The value of each installment of a stock award distributed to employees shall be taxable as ordinary income to such employees in the year in which such installment is received, and the Company will be entitled to a corresponding tax deduction. The value of shares of Common Stock of the Company awarded to employees as unrestricted stock will be taxable as ordinary income to such employees in the year received, and the Company will be entitled to a corresponding tax deduction.

     SECTION 162(M). Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers in any year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. One requirement is shareholder approval of any amendment to, and shareholder reapproval at least once every five years of, (i) the performance criteria upon which Performance-Based Awards may be based, (ii) the annual per-participant limits on grants of Performance-Based Awards and stock options and stock appreciation rights and (iii) the class of employees eligible to receive awards. In the case of Performance-Based Awards, other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the awards. In the case of options and stock appreciation rights, other requirements are that the option or stock appreciation right be granted by a committee of at least two outside directors and that the exercise price of the option or stock appreciation right be not less than fair market value of the Common Stock on the date of grant. The Company believes that if Proposal No. 2 is approved by shareholders, compensation received on vesting of Performance-Based Awards and exercise of options and stock appreciation rights granted under the 1993 Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.

ADOPTION OF PROPOSAL NO. 2

     The Company believes that its best interests will be served by the approval of Proposal No. 2, which will enable the Company to continue to be in a position to grant long term incentive awards to officers and other key employees, including those who through promotions and development of the Company's business will be entrusted with new and more important responsibilities, while preserving the tax deductibility of these awards.

     Approval of Proposal No. 2 requires the affirmative vote of a majority of the Company's Common Stock represented at the Annual Meeting of Shareholders, provided that a majority of the outstanding shares of the Common Stock votes on the proposal.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 2.

                    PROPOSAL NO. 3 -- REAPPROVAL OF THE 1994
                    EXECUTIVE BONUS PLAN OF C. R. BARD, INC.

     In 1994 the Board of Directors and the Company's shareholders approved the 1994 Executive Bonus Plan of C. R. Bard, Inc. (the "1994 Plan"). The 1994 Plan is designed to help attract, retain and motivate the executives required to manage the Company and promote the achievement of rigorous but realistic financial goals. The 1994 Plan is also designed to qualify compensation under the plan for a federal income tax deduction as performance-based compensation. Approval of Proposal No. 3 will constitute reapproval of (i) the performance criteria upon which awards may be based under the 1994 Plan, (ii) the annual per-participant limit of $1,400,000 on awards that may be made under the 1994 Plan and (iii) the class of employees eligible to receive awards under the 1994 Plan. This reapproval is required every five years in order for such awards to continue to be treated as qualified-based compensation under Section 162(m) of the Internal Revenue Code of 1986. See "Section 162(m)."

     The description of the 1994 Plan set forth below is a summary, does not purport to be complete and is qualified in its entirety by reference to the provisions of the 1994 Plan itself. A copy of the 1994 Plan is attached as Exhibit B.

                                       25

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     ADMINISTRATION.  The Plan is administered by the Compensation Committee, which contains at least two outside directors (as such term is defined in Section 162(m) of the Internal Revenue Code of 1986 and the regulations thereunder).

     ELIGIBILITY. Participants in the 1994 Plan in any of the Company's fiscal years will be limited to individuals who on the first day of such fiscal year occupy the office of Chairman, Chief Executive Officer, President, Vice Chairman, Chief Operating Officer, Executive Vice President, Chief Financial Officer or Group President. Five officers are currently eligible for the 1994 Plan.

     DETERMINATION OF AWARDS. Awards under the 1994 Plan shall be in the form of cash. No award to any individual in any fiscal year shall exceed $1,400,000.

     Awards will be made to participants by reference to the Company's earnings per share for each fiscal year, and, with respect to Group Presidents, by reference to an established group financial goal. Prior to the 90th day of the plan year, the Compensation Committee will set the earnings per share and group financial goal targets and the amount of bonus (expressed as a percentage of base salary in effect on the first day of the fiscal year) payable to each participant to the extent that the earnings per share and, as applicable, the group financial performance equal, or fall within a range above or below, the applicable target.

     PAYMENT OF AWARDS. Each award will be paid in cash following the fiscal year to which it relates; however, a participant may, prior to a fiscal year, elect to defer all or any portion of an award for that fiscal year. Deferred awards will be held by the Company in an interest-bearing account for the participant, and shall be paid in a lump sum upon termination of employment or in installments as requested by the participant and agreed to by the Compensation Committee. Participants may, and in certain circumstances are required to, contribute a portion of their bonuses to purchase Common Stock of the Company under the MSPP. See "Executive Compensation -- Compensation Committee Report -- Stock Ownership Program."

     AMENDMENT AND TERMINATION. The Compensation Committee, with the approval of the Board of Directors, may amend or terminate the 1994 Plan at any time. No amendment or termination of the 1994 Plan shall deprive any participant of awards for fiscal years already ended.

     SECTION 162(m). Section 162(m) of the Internal Revenue Code of 1986 generally disallows a tax deduction to public companies for compensation over $1,000,000 paid to the Chief Executive Officer and the four other most highly compensated executive officers in any fiscal year. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. One requirement is shareholder approval at least once every five years of
(i) the performance criteria upon which awards may be based, (ii) the annual per-participant limit on grants of awards and (iii) the class of employees eligible to receive awards. Other requirements are that objective performance goals and the amounts payable upon achievement of the goals be established by a committee of at least two outside directors and that no discretion be retained to increase the amount payable under the amounts. The Company believes that if Proposal No. 3 is approved by shareholders, awards granted under the 1994 Plan in compliance with all of the above requirements will be exempt from the $1,000,000 deduction limit.

ADOPTION OF PROPOSAL NO. 3

     The Company believes that its best interests will be served by the approval of Proposal No. 3, which will enable the Company to continue to be in a position to grant bonus awards to officers, including those who through promotions and development of the Company's business will be entrusted with new and more important responsibilities, while preserving the tax deductibility of these awards.

     Approval of Proposal No. 3 requires the affirmative vote of a majority of shares of the Company's Common Stock cast on the proposal. If such approval is not obtained, the Company may forfeit tax deductions on a portion of the bonus awards that the Compensation Committee may approve for 1999 and subsequent years.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 3.

                                       26

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              PROPOSAL NO. 4 -- RATIFICATION OF THE APPOINTMENT OF
             ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has selected Arthur Andersen LLP to audit the accounts of the Company for the fiscal year ending December 31, 1999. Since their report will be addressed to the shareholders as well as the Board of Directors, the holders of Common Stock are asked to ratify this selection. The Company has been advised that a representative of Arthur Andersen LLP will be present at the Annual Meeting of Shareholders with the opportunity to make a statement if the representative desires to do so. It is expected that the representative will be available to respond to appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL NO. 4.

MISCELLANEOUS

     The Company does not know of any business other than that described above to be presented for action to the shareholders at the meeting, but it is intended that the proxies will be exercised upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

     The cost of this solicitation will be borne by the Company. It is contemplated that proxies will be solicited through the use of the mails, but officers and regular employees of the Company may solicit proxies personally or by telephone or special letter. The Company has retained the firm of Georgeson & Company Inc. to assist in the solicitation of proxies and expects to pay such firm a fee of approximately $8,000 plus out-of-pocket expenses. Although there is no formal agreement to do so, the Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy material to their principals.

     The Annual Report of the Company for 1998, including certified financial statements, has been furnished to all persons who were shareholders of the Company on the record date for the Annual Meeting of Shareholders.

PROPOSALS OF SECURITY HOLDERS

     A proposal of a security holder intended to be presented at the next Annual Meeting of Shareholders and to be included in the Company's proxy statement must be received at the Company's principal executive offices at 730 Central Avenue, Murray Hill, New Jersey 07974 on or before November 13, 1999.

     In addition, the Company's By-laws set forth procedures to be followed by shareholders who wish to bring business before an annual meeting of shareholders or nominate candidates for election to the Board of Directors at an annual meeting of shareholders. Such procedures require that the shareholder give timely written notice to the Secretary of the Company. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Company not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting, provided, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, to be timely notice must be received not later than the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made.

                                       27

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                                                                       EXHIBIT A

                         1993 LONG TERM INCENTIVE PLAN

                                       OF

                                C. R. BARD, INC.

                           (AS AMENDED AND RESTATED)

SECTION 1 -- PURPOSE AND TERM OF PLAN

     The Long Term Incentive Plan of C. R. Bard, Inc. is designed to attract and retain the services of selected key employees of the Corporation and its Subsidiaries who are in a position to make a material contribution to the successful operation of the business of the Corporation and its Subsidiaries. Awards under the Plan shall be made to selected key employees in the form of Options, Restricted Stock, Stock Appreciation Rights and other stock-based awards. The Plan, as amended and restated, shall be effective on April 15, 1998. No awards may be made under the Plan after April 20, 2003.

SECTION 2 -- DEFINITIONS

     For purposes of the Plan, the following terms shall have the indicated meanings:

          (a) "Board" means the Board of Directors of the Corporation.

          (b) "Change of Control Event" means a change of control of the nature that would be required to be reported in response to item (a) of the Current Report on Form 8-K as in effect on April 21, 1993 pursuant to
     Section 13 or 15(d) of the Exchange Act, provided that, without limitation, a "Change of Control Event" shall be deemed to have occurred if (i) any person shall become the beneficial owner, as those terms are defined herein, of capital stock of the Corporation, the voting power of which constitutes 20% or more of the general voting power of all of the Corporation's outstanding capital stock or (ii) individuals who, as of April 21, 1993, constitute the Board (the "Incumbent Board") cease for any reasons to constitute at least a majority of the Board, provided that any person becoming a Director subsequent to April 21, 1993 whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least three quarters of the Directors comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Corporation, which is or would be subject to Rule 14a-11 of the Regulation 14A promulgated under the Exchange Act) shall be, for purposes of the Plan, considered as though such person were a member of the Incumbent Board. No sale to underwriters or private placement of its capital stock by the Corporation nor any acquisition by the Corporation, through merger, purchase of assets or otherwise, effected in whole or in part by issuance or reissuance of shares of its capital stock, shall constitute a Change of Control Event. For purposes of the definition of "Change of Control Event," the following definitions shall be applicable:

             (i) The term "person" shall mean any individual, group, corporation or other entity.

             (ii) Any person shall be deemed to be the beneficial owner of any shares of capital stock of the Corporation:

                (A) which that person owns directly, whether or not of record, or

                (B) which that person has the right to acquire pursuant to any agreement or understanding or upon exercise of conversion rights, warrants, or options, or otherwise, or

                (C) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by an "affiliate" or "associate" (as defined in the

                                       A-1

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           rules of the Securities and Exchange Commission under the Securities
           Act of 1933) of that person, or

                (D) which are beneficially owned, directly or indirectly (including shares deemed owned through application of clause (B) above), by any other person with which that person or such person's "affiliate" or "associate" (defined as aforesaid) has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of capital stock of the Corporation.

             (iii) The outstanding shares of capital stock of the Corporation shall include shares deemed owned through application of clauses (ii)
        (B), (C) and (D), above, but shall not include any other shares which may be issuable pursuant to any agreement or upon exercise of conversion rights, warrants or options, or otherwise, but which are not actually outstanding.

             (iv) Shares of capital stock, if any, held by The Chase Manhattan Bank N.A. under the Indenture and the Escrow Agreement dated as of November 1, 1971 between International Paper Company and said bank shall not be deemed owned by International Paper Company or by said bank for purposes of this Plan, so long as they are held by said bank under said Escrow Agreement, but said shares shall be deemed outstanding for the purpose of determining the aggregate number of outstanding shares of capital stock of the Corporation.

          (c) "Change of Control Exercise Period" means the 60-day period commencing upon the date of the first public disclosure of a Change of Control Event.

          (d) "Code" means the Internal Revenue Code of 1986, as amended.

          (e) "Committee" means the Compensation Committee of the Board or such other committee as may be designated by the Board.

          (f) "Common Stock" means the Common Stock of the Corporation, par value $0.25 per share.

          (g) "Corporation" means C. R. Bard, Inc., a New Jersey corporation.

          (h) "Director" means a member of the Board.

          (i) "Disinterested Persons" means Directors who are not full time employees of the Corporation and who are eligible to serve as Plan administrators or to approve Plan awards under the provisions of Rule 16b-3 promulgated under the Exchange Act. The preceding sentence shall have no effect if any specification of such persons is eliminated from the rules promulgated under Section 16 of the Exchange Act.

          (j) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (k) "Fair Market Value" of the Common Stock on a specified day means
     (1) the mean between the high and low sales price on that day as reported on the New York Stock Exchange -- Composite Transactions Tape or, if no sale of the Common Stock shall have occurred on the New York Stock Exchange on that day, on the next preceding day on which there was a sale, or (2) in the case of a simultaneous exercise and sale, the actual price an optionee receives in the open market on the date of the exercise. If the Common Stock is not traded on the New York Stock Exchange, the Fair Market Value shall be the amount that is reasonably determined by the Committee.

          (l) "Limited Stock Appreciation Rights" shall have the meaning set forth in Section 4.8.

          (m) "Option" means an Option to purchase Common Stock awarded to a Participant as provided in Section 4.

          (n) "Option Period" means the period from the date of the grant of an Option to the date of its expiration as provided in Section 4.3.

          (o) "Optionee" means a Participant who has been granted an Option under the Plan.

                                       A-2

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          (p) "Participant" means a key employee, including officers and
     Directors who are employees, of the Corporation or any of its Subsidiaries who has been selected by the Committee to receive an award under the Plan.

          (q) "Performance-Based Awards" shall have the meaning set forth in
     Section 5.11.

          (r) "Plan" means the 1993 Long Term Incentive Plan of C. R. Bard, Inc.

          (s) "Restricted Period" means the vesting period, if any, of up to 10 years specified by the Committee pursuant to Section 5.2.

          (t) "Restricted Stock" means Common Stock awarded to a Participant subject to restrictions as provided in Section 5 as long as those restrictions are in effect.

          (u) "Retirement" means normal or early retirement under the terms of a pension plan of the Corporation or voluntary termination of employment, provided that in each case the Corporation must have given its prior consent to treat the person's termination of employment as a retirement.

          (v) "Stock Appreciation Right" means a right awarded to a Participant as provided in Section 4 to receive in the form of Common Stock or, with the consent of the Committee, cash, an amount equal to the excess of the Fair Market Value of a share of Common Stock on the day the right is exercised over the price at which the Participant could exercise an Option to purchase that share.

          (w) "Stock Award" means an award of Common Stock delivered in installments as specified by the Committee pursuant to Section 5.8.

          (x) "Subsidiary" means any corporation or other legal entity, domestic or foreign, more than 50% of the voting power of which is owned or controlled, directly or indirectly, by the Corporation.

          (y) "Unrestricted Stock" means Common Stock awarded to a Participant which Common Stock is not subject to a vesting period or installment delivery specified by the Committee.

SECTION 3 -- GENERAL PROVISIONS

     3.1 The Committee in its sole discretion shall select those key employees to whom awards are made under the Plan and shall specify the type of awards made, the number of Options, shares of Restricted Stock, Stock Awards, Unrestricted Stock and Stock Appreciation Rights which in each case are awarded, the Restricted Period, number of installments or Option Period applicable to the awards and any other conditions relating to the awards that are consistent with the Plan and that the Committee deems appropriate. Participants shall be selected from among the key employees of the Corporation and its Subsidiaries who are in a position to have a material impact on the future results of operations of the Corporation and its Subsidiaries. Participants may be selected and awards may be made at any time during the period that awards may be granted under the Plan. Participants do not have to be selected and awards do not have to be made at the same time by the Committee. Any award made to a Participant shall not obligate the Committee to make any subsequent awards to that Participant.

     3.2 Shares of Common Stock acquired under the Plan may be authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Corporation's treasury. Subject to Section 8.7, the total number of shares of Common Stock which may be acquired under the Plan shall not exceed 7,500,000. The number of shares of Common Stock available at any time for awards under the Plan shall be determined in a manner which reflects the number of shares of Common Stock then subject to outstanding awards and the number of shares of Common Stock previously acquired under the Plan. For purposes of such determinations, shares of Common Stock returned to the Corporation as a result of the forfeiture of Restricted Stock, Stock Awards or Options which expire or terminate, other than by reason of the exercise of Stock Appreciation Rights, shall again be available for awards under the Plan.

                                       A-3

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SECTION 4 -- OPTIONS AND STOCK APPRECIATION RIGHTS

     4.1 Subject to the provisions of this Section 4, the Committee may grant incentive Options and nonqualified Options with or without Stock Appreciation Rights to selected key employees of the Corporation and its Subsidiaries. Each Option shall be evidenced by a Stock Option Agreement between the Corporation and the Optionee which contains the terms and conditions specified by this
Section 4 and such other terms and conditions as the Committee in its sole discretion shall specify.

     4.2 The exercise price per share of Common Stock with respect to each Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the day the Option is granted.

     4.3 Except as otherwise specifically set forth in the grant thereof in accordance with this paragraph, each Option shall be for a term of up to ten years as determined by the Committee, and no Option shall be exercisable during the 12 months following the date of the grant. After the 12 month period, 25% of the total number of options granted are exercisable; after 24 months from the date of grant, 50% are exercisable; after 36 months, 75% are exercisable; and, after 48 months, 100% of the options granted are exercisable. Notwithstanding anything to the contrary in this paragraph, the Committee may, when granting Options to any person under the Plan, grant Options that are exercisable immediately or Options that are exercisable according to a schedule different from that set forth in the preceding sentence. In addition, notwithstanding any of the foregoing, upon the occurrence of a Change of Control Event, all Options shall be immediately exercisable. Accrued installments of Options may be exercised in whole or in part, and in no case may a fraction of a share be purchased under the Plan.

     4.4 At the time any Option is exercised in whole or in part, the Optionee or other person exercising the Option shall pay to the Corporation, by certified or bank cashier's check payable to the order of the Corporation, and/or, to the extent permitted by law, Common Stock or other form of consideration acceptable to the Corporation, the full exercise price of the shares purchased, and the purchased shares shall be delivered to the Optionee promptly. No Optionee or his or her legal representatives, legatees or distributees, as the case may be, shall be deemed to be a holder of any shares upon the exercise of an Option until the date of issuance of a stock certificate to the Optionee for those shares. The proceeds from the sale of shares upon the exercise of Options shall be added to the general funds of the Corporation and used for general corporate purposes.

     4.5 If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of Retirement, each Option then held by the Optionee shall, to the extent that it was exercisable at the time of Retirement, remain exercisable for a period of (a) three months from the date of Retirement, if an incentive Option or (b) three years from the last day of the month of Retirement, if a non-qualified Option, and thereafter, such Option shall terminate; provided, however, if an Optionee shall die after Retirement, each Option then held by the Optionee shall be exercisable to the extent, and during the period, that it would, but for the Optionee's death, have otherwise been exercisable after Retirement. Notwithstanding anything to the contrary contained in this paragraph, the Committee may, in its discretion, accelerate the vesting date and allow retiring employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee's Retirement. If an Optionee shall cease to be employed by the Corporation or any of its Subsidiaries prior to the end of the Option Period by reason of death, each Option then held by the Optionee shall, without regard to the extent that it was exercisable at the time of death, be fully exercisable for a period of one year from the first day of the month in which the Optionee died, and thereafter, such Option shall terminate. If the employment of an Optionee with the Corporation shall terminate, each Option then held by the Optionee shall, to the extent it was exercisable on the date of termination, be exercisable until 60 days following the date of termination and thereafter, such Option shall terminate. Notwithstanding anything to the contrary contained in this paragraph, the Committee may, in its discretion, accelerate the vesting date and allow terminated employees to exercise outstanding Options which would not otherwise be exercisable under the Plan on the date of such employee's termination. Notwithstanding the foregoing, no Option shall be exercisable later than the end of the Option Period relating thereto.

     4.6 The Committee may grant Stock Appreciation Rights to Optionees in tandem with non-qualified Options so that exercise of a Stock Appreciation Right will have the effect of terminating the Option or
                                       A-4

<PG$PCN>

portion thereof to which it relates, and exercise of an Option or portion thereof to which a Stock Appreciation Right relates will have the effect of terminating the Stock Appreciation Right. Stock Appreciation Rights shall be exercisable in the same installments and be subject to the same terms and conditions as the Options to which they relate and to such other terms and conditions as the Committee in its sole discretion shall specify.

     4.7 The aggregate Fair Market Value, determined as of the date an Option is granted, of the Common Stock for which any Participant may be awarded incentive Options which are first exercisable by the Participant during any calendar year under the Plan or any other stock option plan maintained by the Corporation or its Subsidiaries shall not exceed $100,000.

     4.8 The Committee may, in its discretion, grant limited stock appreciation rights ("Limited Stock Appreciation Rights") that, notwithstanding any other provision of the Plan, may only be exercised during a Change of Control Exercise Period, and such Limited Stock Appreciation Rights shall be so exercisable during the Change of Control Exercise Period whether or not such person is then employed by the Corporation. Upon exercise of a Limited Stock Appreciation Right, the holder thereof shall be entitled to receive an amount in cash equal to the greater of (a) the Fair Market Value of the shares of the Common Stock with respect to which the Limited Stock Appreciation Right was exercised over the option price of such shares under the Plan and (b) if the Change of Control Event is the result of a transaction or a series of transactions, the highest price per share of Common Stock paid in such transaction or transactions during the Change of Control Exercise Period up to the date of exercise over the exercise price per share of Common Stock under the Plan. The Committee is authorized to amend the terms of a Limited Stock Appreciation Right held by any employee subject to Section 16 of the Exchange Act, as may be necessary so that the holding and exercise of such Limited Stock Appreciation Right will be exempt under such Section.

     4.9 The maximum number of Options, Stock Appreciation Rights and Limited Stock Appreciation Rights that may be granted to each Participant during any calendar year shall not exceed 400,000.

SECTION 5 -- RESTRICTED STOCK, STOCK AWARDS AND UNRESTRICTED STOCK

     5.1 An award of Restricted Stock, Stock Awards and Unrestricted Stock to a Participant shall entitle the Participant to receive the number of shares of Common Stock specified by the Committee in accordance with the terms and conditions of this Section 5.

     5.2 During the Restricted Period specified by the Committee, Restricted Stock awarded to a Participant may not be sold, assigned, transferred, pledged or otherwise encumbered, except as hereinafter provided. Except as otherwise provided by the Committee, the Restricted Period specified in respect of any award of Restricted Stock shall not be less than three years, except that the Committee may provide for a Restricted Period to terminate at any time after one year upon the attainment of performance-based objectives established as provided in clause (i) of Section 5.11. Except as provided in this Section 5.2 and/or as otherwise provided by the Committee, a Participant, as the owner of Restricted Stock, shall have all the rights of a holder of Common Stock, including but not limited to the right, subject to the provisions of Sections 8.7 and 8.8, to receive all dividends or dividend equivalents paid on and the right to vote such Restricted Stock. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change of Control Event the Restricted Period applicable to Restricted Stock shall end and all restrictions on Restricted Stock shall expire.

     5.3 If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period for any reason other than death or Retirement, the Committee may at the time of cessation of employment terminate the Restricted Period with respect to any or all of such Restricted Stock. If the Committee does not terminate the Restricted Period with respect to such Restricted Stock at the time of cessation of employment, such Restricted Stock shall be forfeited.

     5.4 If a Participant holding Restricted Stock ceases to be an employee of the Corporation or any of its Subsidiaries during the Restricted Period by reason of death or Retirement, Restricted Stock held by that Participant shall become free of all restrictions thereon and, pursuant to Section 5.7, the Corporation shall deliver that Restricted Stock to that Participant or that Participant's beneficiary, as the case may be, within 60 days.

<PG$PCN>

     5.5 Each Participant awarded Restricted Stock, Stock Awards or Unrestricted Stock shall enter into such agreement with the Corporation as may be specified by the Committee in which the Participant agrees to the terms and conditions of the award and such other matters as the Committee in its sole discretion shall specify.

     5.6 Each certificate representing Restricted Stock awarded under the Plan shall be registered in the name of the Participant to whom the Restricted Stock was awarded, deposited by the Participant with the Corporation together with a stock power endorsed in blank and bear the following, or a substantially similar, legend:

          The transferability of this Certificate and the Common Stock represented hereby is subject to the terms and conditions, including forfeiture, contained in Section 5 of the 1993 Long Term Incentive Plan of
     C. R. Bard, Inc., as amended, and an Agreement entered into between the registered owner and C. R. Bard, Inc. Copies of the Plan and Agreement are on file in the executive office of C. R. Bard, Inc., 730 Central Avenue, Murray Hill, New Jersey 07974.

     5.7 When the restrictions imposed by Section 5.2 and any related restrictions on Restricted Stock have expired or have otherwise been satisfied, the Corporation shall deliver to the Participant holding that Restricted Stock, or the Participant's legal representative, beneficiary or heir, a certificate or certificates, without the legend referred to in Section 5.6, for the number of shares of Restricted Stock deposited with the Corporation by the Participant pursuant to Section 5.6 with respect to which all restrictions have expired or been satisfied. At that time, the Agreement referred to in Section 5.5 shall terminate forthwith as to those shares.

     5.8 Stock Awards shall be made by the Committee in numbers of shares, and, unless otherwise specified by the Committee and subject to Section 5.9, a Stock Award shall be delivered to a Participant in three approximately equal installments (in order to avoid the issuance of fractional shares) on the date of the Stock Award and on the following anniversaries of the date of the Stock Award. Stock Awards shall be made only in lieu of salary and cash bonuses. Notwithstanding anything to the contrary in the Plan, upon the occurrence of a Change of Control Event, any installment of a Stock Award not yet delivered shall become immediately deliverable.

     5.9 No installment of shares shall be delivered on any anniversary of the date of the Stock Award to a Participant whose employment has been terminated, or who has, or has been, served notice of termination prior to the award or anniversary date of such installment; provided, however, that where such termination has occurred due to a Participant's death or retirement, the Committee may, in its discretion, waive this condition precedent to delivery of awarded but undelivered shares. Any shares not delivered to a Participant pursuant to this Section 5.9 may be subsequently awarded to another Participant. A Participant shall have no voting rights with respect to, and shall not be entitled to any dividends declared in respect of, any awarded but undelivered shares.

     5.10 The Committee may award Unrestricted Stock to a Participant in lieu of salary or cash bonus, which Common Stock shall not be subject to forfeiture pursuant to this Section 5. Certificates representing Unrestricted Stock shall be delivered to the Participant as soon as practicable following the grant thereof.

     5.11  Notwithstanding the foregoing, certain awards granted under this
Section 5 of the Plan may be granted in a manner which is deductible by the Corporation under Section 162(m) of the Code. Such awards (the "Performance-Based Awards") shall be based upon earnings per share, net income, Group Financial Goals (as defined in the C. R. Bard, Inc. 1994 Executive Bonus
Plan), return on shareholders' investment, return on assets, attainment of strategic and operational initiatives, appreciation in the price of Common Stock, customer income, market share, sales, net profits, economic value-added models or comparisons with the Standard & Poor's Medical Product Index and 500-Stock Index. With respect to Performance-Based Awards, (i) the Committee shall establish in writing the objective performance goals applicable to a given period of service no later than 90 days after the commencement of such period of service (but in no event after 25 percent of such period of service has elapsed) and (ii) no awards shall be granted to any participant for a given period of service until the Committee certifies in writing that the objective performance goals (and any

<PG$PCN>

other material terms) applicable to such period have been satisfied. The number of shares of Common Stock awarded as Performance-Based Awards during any calendar year shall not exceed 25,000.

     5.12 The maximum number of shares of Common Stock that may be granted as Restricted Stock, Stock Awards and Unrestricted Stock in any calendar year shall not exceed 40 percent of the total number of shares of Common Stock granted or subject to awards granted under the Plan during such calendar year.

SECTION 6 -- ADMINISTRATION

     6.1 The Plan shall be administered by the Committee, which shall consist of Disinterested Persons (and in the case of awards granted to individuals subject to Section 162(m) of the Code, the Committee shall also consist of Directors who are "outside directors" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder), and such Directors shall serve at the pleasure of the Board.

     6.2 Subject to the provisions of the Plan, the Committee shall have exclusive power to select the key employees who shall be Participants and to determine the amount of, or method of determining, the awards to be made to Participants.

     6.3 The Committee's interpretation of the Plan and of any award granted under the Plan shall be final and binding on all Participants.

     6.4 The Committee shall have the authority to establish, adopt or revise such rules and regulations relating to the Plan and to make such determinations as it deems necessary or advisable for the administration of the Plan.

SECTION 7 -- AMENDMENT OR TERMINATION

     7.1 The Board may amend any provision of the Plan and any agreement under the Plan at any time, provided that no amendment may be made that would (a) increase the maximum number of shares of Common Stock which may be acquired under the Plan, (b) extend the term during which Options may be granted under the Plan or (c) reduce the exercise price per share to less than the Fair Market Value of the Common Stock on the date an Option was granted unless the amendment has been approved by the stockholders of the Corporation as provided in Rule 16(b)-3(b) under the Exchange Act, if continuation of the exemption granted by Rule 16(b)-3 under the Exchange Act requires such approval. The Board shall also have the right to terminate the Plan at any time. Except with a Participant's consent, no amendment, suspension or termination shall impair the rights of the Participant in any Options, Restricted Stock or Stock Appreciation Rights awarded to the Participant under the Plan.

     7.2 The Committee may refrain from designating Participants and from making any awards, but that shall not be deemed a termination of the Plan. No employee of the Corporation or any of its Subsidiaries shall have any claim or right to be granted awards under the Plan.

SECTION 8 -- MISCELLANEOUS

     8.1 The fact that a key employee of the Corporation or any of its Subsidiaries has been designated a Participant shall not confer on that employee any right to be retained in the employ of the Corporation or any of its Subsidiaries or to subsequent awards under the Plan.

     8.2 No award under the Plan shall be taken into account in determining a Participant's compensation for purposes of any group life insurance or other employee benefit or pension plan of the Corporation, including the Company's Employees' Retirement Plan, Excess Benefit Plan and Supplemental Executive Retirement Plan.

     8.3 The Plan shall not be deemed an exclusive method of providing incentive compensation for the officers and employees of the Corporation and its Subsidiaries, and it shall not preclude the Board from authorizing or approving other forms of incentive compensation.

<PG$PCN>

     8.4 All expenses and costs in connection with the operation of the Plan shall be borne by the Corporation.

     8.5 Options, Restricted Stock and Stock Appreciation Rights awarded under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution, and Options and Stock Appreciation Rights awarded under the Plan shall be exercisable during a Participant's lifetime only by the Participant.

     8.6 A Participant may appoint a beneficiary, on a form supplied by the Committee, to exercise Options and Stock Appreciation Rights in the event of the Participant's death and may change that beneficiary at any time prior to the date of the Participant's death.

     8.7 In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, the maximum aggregate number and class of shares in which awards may be granted under the Plan, the number of shares subject to outstanding Options and Stock Appreciation Rights and the maximum number and class of shares in which Performance-Based Awards may be granted under the Plan in any calendar year shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Any shares of stock or other securities distributed to a Participant with respect to Restricted Stock shall be subject to the restrictions and requirements imposed by Section 5, including depositing the certificates therefor with the Corporation together with a stock power and bearing a legend as provided in Section 5.6.

     8.8 If the Corporation shall be consolidated or merged with another corporation, each Participant who has received Restricted Stock that is still subject to restrictions imposed by Section 5.2 may be required to deposit with the successor corporation the certificates for the stock or securities or the other property that the Participant is entitled to receive by reason of ownership of Restricted Stock in a manner consistent with Section 5.6, and such stock, securities or other property shall become subject to the restrictions and requirements imposed by Section 5, and the certificates therefor or other evidence thereof shall bear a legend similar in form and substance to the legend set forth in Section 5.6.

     8.9 The Corporation shall have the right to deduct from any payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment at the highest marginal individual income tax rate. It shall be a condition to the obligation of the Corporation to deliver shares or pay any cash pursuant to any award that the Participant pay to the Corporation such amount as may be requested by the Corporation for the purpose of satisfying any liability for such withholding taxes. Any award agreement may provide that the Participant may elect, in accordance with any conditions set forth in such award agreement, to pay a portion or all of such withholding taxes by (a) delivery of shares of Common Stock or (b) having shares of Common Stock withheld by the Corporation from the shares otherwise to be received. The number of shares so delivered or withheld shall have an aggregate Fair Market Value sufficient to satisfy the applicable withholding taxes. The acceptance of any such election by a Participant shall be at the sole discretion of the Committee, and, in the case of a Participant subject to Section 16 of the Exchange Act, the Corporation may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder.

     8.10 The Plan shall be construed in accordance with the laws of the State of New Jersey. Notwithstanding anything to the contrary in the Plan, nothing in the Plan shall be construed to prevent the transfer of funds to a grant or trust for the purpose of paying benefits under the Plan.

     8.11 If in the opinion of counsel for the Corporation, any issuance or delivery of shares of Common Stock to a Participant will violate the requirements of any applicable federal or state laws, rules and regulations (including, without limitation, the provisions of the Securities Act of 1933, as amended, or the Exchange Act), such issuance or delivery may be postponed until the Corporation is satisfied that the distribution will not violate such laws, rules or regulations. Certificates delivered to Participants pursuant to Section 5 hereof or issued on exercise of Options or Stock Appreciation Rights may bear such legends as the Corporation may deem advisable to reflect restrictions which may be imposed by law, including, without limitation, the Securities Act of 1933.

<PG$PCN>

                                                                       EXHIBIT B

                                C. R. BARD, INC.

                           1994 EXECUTIVE BONUS PLAN

     This is the C. R. Bard, Inc. 1994 Executive Bonus Plan (the "Plan"), as authorized by the Board of Directors (the "Board") of C. R. Bard, Inc. (the "Company"), for the payment of incentive compensation to designated employees.

1.  Definitions

     As used in the Plan, the following terms have the following meanings:

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Committee" shall mean the Compensation and Stock Option Committee of the Board.

     "Earnings Per Share" shall mean net income per share as reported in the audited annual consolidated financial statements of the Company and its subsidiaries, as adjusted for any items of an unusual and/or nonrecurring nature which are specified in writing by the Committee prior to the 90th day of the plan year and are confirmed as such by the Company's independent auditors.

     "Group Financial Goal" as to any person shall mean the sum of the amounts reported as net income on the respective financial statements of the divisions or operating units which report to such person, as adjusted for any items of an unusual and/or nonrecurring nature which are specified in writing by the Committee prior to the 90th day of the plan year and are confirmed as such by the Company's independent auditors.

     "Outside Directors" shall have the meaning ascribed to it in Section 162(m) of the Code and the regulations proposed or adopted thereunder.

2.  Objectives

     The objectives of the Plan are to:

      - Help attract, retain and motivate the executives required to manage the Company; and

      - Promote the achievement of rigorous but realistic financial goals and encourage intensive fact-based business planning.

3.  Administration

     The Plan will be administered by the Committee. The Committee shall contain at least two Outside Directors. Subject to the provisions of the Plan, the Committee will have full authority to interpret the Plan, to establish and amend rules and regulations relating to it, to determine the terms and provisions for making awards and to make all other determinations necessary or advisable for the administration of the Plan.

4.  Participation

     Participation in the Plan in any fiscal year will be limited to individuals who on the first day of the Company's fiscal year occupy the office of Chairman, Chief Executive Officer, President, Vice Chairman, Chief Operating Officer, Executive Vice President, Chief Financial Officer or Group President.

5.  Performance Goals

     Bonuses hereunder for all participants except Group Presidents will be determined by reference to Earnings Per Share for each fiscal year, and bonuses hereunder for Group Presidents will be determined 50 percent by reference to each of (i) Earnings Per Share for each fiscal year and (ii) the Group Financial Goal for each fiscal year. Prior to the 90th day of the plan year, the Committee shall establish the Earnings Per Share and Group Financial Goal targets and the amount of bonus (expressed as a percentage of base salary in effect on the first day of the fiscal year) payable to each participant to the extent that Earnings Per Share and, as applicable, the Group Financial Goal equal, or fall within a range above or below the applicable
                                       B-1

<PG$PCN>

target; provided, however, that with respect to the 1994 fiscal year, the Committee shall set such targets and percentages no later than April 1, 1994. In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, or other similar corporate change, the Earnings Per Share target shall be appropriately adjusted by the Committee.

6.  Maximum

     No bonus payable to an individual under this Plan for a given fiscal year shall exceed $1,400,000.

7.  Time and Form of Payment

     (a) Payment. Except as provided in paragraph (b) of this Section 7, awards will be paid in cash as soon as practicable following the public announcement by the Company of its financial results for the fiscal year and written certification from the Committee that the goals described in Section 5 hereof have been attained.

     (b) Deferral. A participant in the Plan may, prior to the commencement of a fiscal year, elect to defer payment of all or any portion of a bonus award. Amounts so deferred will be credited by the Company to an account for the participant and will be credited with interest on a quarterly basis at (i) the average interest rate received by the Company on its United States short-term investments for the fiscal quarter for which interest is credited or (ii) if no such short-term investments were held, the prime rate in effect on the last business day of the fiscal quarter announced by J. P. Morgan or, if no such rate is published, the prime rate published in The Wall Street Journal on such date. Amounts deferred pursuant to this paragraph 7(b) shall be paid in a lump sum upon termination of employment by reason of retirement, death, disability or otherwise or in installments as requested by the participant and agreed to by the Committee.

8.  Death or Disability

     A participant in the Plan (or a participant's beneficiary) whose employment terminates during a fiscal year due to death or disability shall receive, after the end of the fiscal year, an amount equal to the bonus which would have been payable to such participant, pro-rated for that portion of the fiscal year during which the participant was employed.

9.  Miscellaneous

     (a) Amendment and Termination of the Plan. The Committee with the approval of the Board may amend, modify or terminate this Plan at any time and from time to time. Notwithstanding the foregoing, no such amendment, modification or termination shall affect payment of a bonus for a fiscal year already ended.

     (b) No Assignment. Except as otherwise required by applicable law, no interest, benefit, payment, claim or right of any participant under the Plan shall be subject in any manner to any claims of any creditor of any participant or beneficiary, nor to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to take any such action shall be null and void.

     (c) No Rights to Employment. Nothing contained in the Plan shall give any person the right to be retained in the employment of the Company or any of its affiliates or associated corporations or affect the right of any such employer to dismiss any employee.

     (d) Beneficiary Designation. The Committee shall establish such procedures as it deems necessary for a participant to designate a beneficiary to whom any amounts would be payable in the event of the participant's death.

     (e) Communications.

          (i) All notices and communications to the Committee in connection with the Plan shall be in writing, shall be delivered by first class mail, by courier or by hand, shall be addressed to the Committee and shall be deemed to have been given and delivered only upon actual receipt thereof by the Committee. All notices and communications from the Committee to participants or beneficiaries which the Committee deems necessary in connection with the Plan shall be in writing and shall be delivered to the
                                       B-2

<PG$PCN>

     participant or beneficiary or other person at the person's address last appearing on the records of the Company.

          (ii) Each participant shall file with the Committee such pertinent information concerning the participant or the participant's beneficiary as is required by the Committee.

     (f) Plan Unfunded. The entire cost of this Plan shall be paid from the general assets of the Company. The rights of any person to receive benefits under the Plan shall be only those of a general unsecured creditor, and neither the Company, the Board nor the Committee shall be responsible for the adequacy of the general assets of the Company to meet and discharge Plan liabilities nor shall the Company be required to reserve or otherwise set aside funds for the payment of its obligations hereunder.

     (g) Applicable Law. The Plan and all rights thereunder shall be governed by and construed in accordance with the laws of the State of New Jersey.

                                       B-3

<PG$PCN>
    Please mark your
[X] votes as in this                                                        1436
    example.

     This proxy when properly executed will be voted in the manner directed hereon by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of directors and FOR proposals 2, 3 and 4.

------------------------------------------------------------------------------------------------------------------------------------
 The Board of Directors recommends a vote FOR each of the following proposals:
------------------------------------------------------------------------------------------------------------------------------------
                    FOR   WITHHELD                           FOR    AGAINST   ABSTAIN
FOR  AGAINST   ABSTAIN
1. Election of     /  /   /  /           2. Approval of      /  /   /  /      /  /      4. Ratification of    /  /  /  /     /
/
   Directors                                Amendment to                                   Independent
  (see reverse)                             the 1993 Long                                  Public Accountants.
                                            Term Incentive
                                            Plan.

For, except vote withheld from the
following nominee(s):

                                         3. Reapproval of   /  /   /  /      /  /
                                            1994 Executive
_____________________________               Bonus Plan

------------------------------------------------------------------------------------------------------------------------------------

                                       Please mark this box if you plan to  /  /
                                                attend the meeting


                                   NOTE: This proxy must be signed exactly as name(s) appear(s) hereon. Executors, administrators, trustees, guardians, attorneys and officers signing for corporations should give full time. For joint accounts each owner must sign.

                                   _____________________________________________

                                   _____________________________________________
                                   SIGNATURE(S)                       DATE

               *DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL*
                        AND RETURN IN ENCLOSED ENVELOPE


                               [BARD GREEN LOGO]

Dear Shareholder:

C. R. Bard, Inc. now offers a new and convenient way to vote your shares. You can vote your shares telephonically 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

To vote by phone: (on a touch-tone telephone)
-    From the U.S. and Canada - call 1-800-OK2-VOTE (1-800-652-8683)
-    From outside the U.S. and Canada - call 201-324-0377.

You will be asked to enter the voter control number located in the box just below the perforation of the proxy card. The recorded instructions will guide you through the vote-by-phone process.

Your telephonic vote authorizes the named proxies, set forth on the reverse side of the above proxy card, to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

If you vote your shares telephonically, there is no need for you to mail back your proxy card.

                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.


<PG$PCN>
                                C. R. BARD, INC.
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby constitutes and appoints Charles P. Slacik and
P Nadia C. Adler, and each of them, his true and lawful attorneys and proxies, with power of substitution, to represent the undersigned and
R to vote all of the shares of stock of C. R. BARD, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders
O of C. R. BARD, INC. to be held at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, on Wednesday, April 21,
X 1999 at 10:00 a.m. and at any adjournments thereof (a) as specified on the items listed on the reverse hereof, and (b) in accordance with
Y their discretion on any other business which may properly come before said meeting.

          Election of Directors,
          Nominees:               1. T. Kevin Dunnigan
                                  2. Regina E. Herzlinger
                                  3. William H. Longfield
                                  4. Anthony Welters


TO VOTE BY TELEPHONE, PLEASE SEE THE REVERSE SIDE OF THIS CARD. TO
VOTE BY MAIL,
PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN PROMPTLY
IN THE
ENCLOSED ENVELOPE.

                            * FOLD AND DETACH HERE *


<PG$PCN>
      PLEASE MARK YOUR
 /X/  VOTES AS IN THIS                                                   1436
      EXAMPLE.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED
        HEREON BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE,
             THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS
                         AND FOR PROPOSALS 2, 3 AND 4.
-------------------------------------------------------------------------------
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
FOLLOWING PROPOSALS:
-------------------------------------------------------------------------------

1.  Election of Directors (see reverse)

                  FOR         WITHHELD

                  / /            / /

For, except vote withhold from the following nominee(s):

    ---------------------------------------------------------------------------

2.  Approval of Amendment to the 1993 Long Term Incentive Plan.

                  FOR         AGAINST           ABSTAIN

                  / /           / /               / /

3.  Reapproval of 1994 Executive Bonus Plan.

                  FOR         AGAINST           ABSTAIN

                  / /           / /               / /

4.  Ratification of Independent Public Accountants.

                  FOR         AGAINST           ABSTAIN

                  / /           / /               / /

-------------------------------------------------------------------------------

                                    Please mark this box if you plan
                                    to attend the meeting              / /

                                    NOTE: This proxy must be signed exactly
                                    as name(s) appear(s) hereon. Executors,
                                    administrators, trustees, guardians,
                                    attorneys and officers signing for
                                    corporations should give full title.
                                    For joint accounts each owner must sign.


                                    -------------------------------------------


                                    -------------------------------------------
                                      SIGNATURE(S)                    DATE

             - DETACH PROXY CARD HERE IF YOU ARE VOTING BY MAIL AND
                         RETURN IN ENCLOSED ENVELOPE -



                                  [BARD GREEN LOGO]


Dear Shareholder:

C. R. Bard, Inc. now offers a new and convenient way to vote your shares. You can vote your shares telephonically 24 hours a day, 7 days a week. This eliminates the need to return the proxy card.

TO VOTE BY PHONE: (ON A TOUCH-TONE TELEPHONE)
-  FROM THE U.S. AND CANADA - CALL 1-800-OK2-VOTE (1-800-652-8683)

- FROM OUTSIDE THE U.S. AND CANADA - CALL 201-324-0377.

YOU WILL BE ASKED TO ENTER THE VOTER CONTROL NUMBER LOCATED IN THE
BOX JUST
BELOW THE PERFORATION OF THE PROXY CARD. THE RECORDED INSTRUCTIONS
WILL GUIDE
YOU THROUGH THE VOTE-BY-PHONE PROCESS.

Your telephonic vote authorizes the named proxies, set forth on the reverse side of the above proxy card, to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card.

If you vote your shares telephonically, there is no need for you to mail back your proxy card.


                 YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.






<PG$PCN>



P                               C. R. BARD, INC.
R
0             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y

The undersigned hereby constitutes and appoints Charles P. Slacik and Nadia
C. Adler, and each of them, his true and lawful attorneys and proxies, with power of substitution, to represent the undersigned and to vote all of the shares of stock of C. R. BARD, INC. that the undersigned is entitled to vote at the Annual Meeting of Shareholders of C. R. BARD, INC. to be held at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey, on Wednesday, April 21, 1999 at 10:00 a.m. and at any adjournments thereof (a) as specified on the items listed on the reverse hereof, and (b) in accordance with their discretion on any other business which may properly come before said meeting.

Election of Directors, Nominees:  1. T. Kevin Dunnigan
                                  2. Regina E. Herzlinger
                                  3. William H. Longfield
                                  4. Anthony Welters




TO VOTE BY TELEPHONE, PLEASE SEE THE REVERSE SIDE OF THIS CARD. TO
VOTE BY
MAIL, PLEASE MARK, SIGN AND DATE ON THE REVERSE SIDE AND RETURN
PROMPTLY IN THE
ENCLOSED ENVELOPE.

                         . FOLD AND DETACH HERE .


                                [BARD LOGO]



Dear Bard Employee,

     This past year we were able to see the results of the effort that has been made by all our employees toward growing the business profitably. We feel we are well positioned for continued success and appreciate your ongoing support in achieving our goals.


                                   /s/ Bill
                                   William H. Longfield


<PG$PCN>
                                C.R. BARD, INC.

P             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

R    The undersigned hereby constitutes and appoints Charles P. Slacik and Nadia
     C. Adler, and each of them, his true and lawful attorneys and proxies, with
O power of substitution, to represent the undersigned and to vote all of the shares of stock of C.R. BARD, INC. that the undersigned is entitled to vote
X at the Annual Meeting of Shareholders of C.R. BARD, INC. to be held at the Hamilton Park Conference Center, 175 Park Avenue, Florham Park, New Jersey,
Y    on Wednesday, April 21, 1999 at 10:00 a.m. and at any adjournments thereof
     (a) as specified on the items listed on the reverse hereof, and (b) in accordance with their discretion on any other business which may properly come before said meeting.

     ELECTION OF DIRECTORS, NOMINEES: T. KEVIN DUNNIGAN, REGINA E.
HERZLINGER,
                                      WILLIAM H. LONGFIELD AND ANTHONY WELTERS


                                                                     SEE REVERSE
                                                                         SIDE

<PG$PCN>
/X/ PLEASE MARK YOUR
    VOTES AS IN THIS
    EXAMPLE.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER
DIRECTED
    HEREON BY THE UNDERSIGNED SHAREHOLDER.
    IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION
OF
    DIRECTORS AND FOR PROPOSALS 2,3 AND 4.
________________________________________________________________________________
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE
FOLLOWING PROPOSALS:
________________________________________________________________________________
                              FOR          WITHHELD
 1. Election of               / /             / /
    Directors
    (see reverse)

 For, except vote withheld from the following nominee(s):
 ___________________________________________________

                                     FOR          WITHHELD           ABSTAIN
 2. Approval of Amendment            / /             / /               / /
    to the 1993 Long Term
    Incentive Plan

 3. Reapproval of 1994               / /            / /                / /
    Executive Bonus Plan

 4. Ratification of Independent      / /            / /                / /
    Public Accountants.


                                        PLEASE MARK THIS BOX IF YOU PLAN TO  / /
                                                  ATTEND THE MEETING

                              NOTE: This proxy must be signed exactly as name(s) appear(s) hereon. Executors, administrators, trustees, guardians, attorneys and officers signing for corporations should give full title. For joint accounts each owner must sign.



                              __________________________________________________



                              __________________________________________________
                              SIGNATURE(S)                           DATE

<PG$PCN>